                                                                     EXHIBIT 4.6

                             SP DISTRIBUTION LIMITED
                         CONFORMED DISTRIBUTION LICENCE


1. This conformed electricity distribution licence has been produced by Shepherd & Wedderburn from materials supplied by ScottishPower. It is intended for use by ScottishPower personnel as a convenient reference tool, but is not a substitute for the definitive texts from which it has been produced.

2. The conformed licence is intended to consolidate (a) the provisions of annexe 3 to the licensing scheme made by the Secretary of State on 28 September 2001 in relation to Scottish Power UK plc and Manweb plc (the "scheme") (b) the standard conditions for electricity distribution licences determined by the Secretary of State on 27 September 2001 as brought into effect in relation to SP Distribution Limited by the scheme (c) all directions and consents of a continuing nature issued under the licence and (d) all modifications to the licence made since 1 October 2001.

3. Those standard conditions which, in accordance with Part II of the licence, are not in effect have been included in this document for completeness, but are shown in italics.

4. The underline and strike through contained in this document reflect the changes made by the modification to the electricity distribution licence issued to licence holders having a distribution services area situated in Scotland dated 21 December 2001.

                            Shepherd & Wedderburn WS
                                 Saltire Court
                               20 Castle Terrace
                               Edinburgh EH1 2ET

                       [LOGO OF Shepherd & Wedderburn WS]


                               Tel: 0131-228 9900
                               Fax: 0131-228 1222

                                    CONTENTS

                                  PRELIMINARY

PART I - TERMS OF THE LICENCE.                                                                  1

PART II - THE STANDARD CONDITIONS                                                               3

PART III - AMENDED STANDARD CONDITIONS                                                          5

                        CONSOLIDATED STANDARD CONDITIONS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS                                             6

1.   Definitions and Interpretation                                                             6

2.   Application of Section C (Distribution Services Obligations)                              24

3.   Payments By Licensee to the Authority                                                     27

SECTION B. GENERAL                                                                             30

4.   Basis of Charges for Use of System and Connection to System: Requirements
     for Transparency                                                                          30

4A.  Non-Discrimination in the Provision of Use of System and
     Connection to System                                                                      35

4B.  Requirement to Offer Terms for Use of System and Connection                               36

4C.  Functions of the Authority                                                                41

5.   Distribution System Planning Standard and Quality of Service                              43

6.   Safety and Security of Supplies Enquiry Service                                           44

7.   Provision of Information about Theft or Abstraction of Electricity,
     Damage and Meter Interference                                                             46

8.   Provisions Relating to the Connection of Metering Equipment                               47

9.   Distribution Code                                                                         49

9A.  Compliance with other Distribution Codes                                                  52

10.  Balancing and Settlement Code and NETA Implementation                                     53

11.  Change Co-ordination for NETA                                                             56

12.  Settlement Agreement for Scotland                                                         57

12A. Compliance with the Trading Code in Scotland                                              58

13.  Change Co-ordination for the Utilities Act 2000                                           59

14.  The Master Registration Agreement                                                         61

15.  Compliance with the Grid Codes                                                            62

16.  Security Arrangements                                                                     63

17.  Provision of Services for Persons who are of Pensionable Age or
     Disabled or Chronically Sick                                                              64

18.  Provision of Services for Persons who are Blind or Deaf                                   65

19.  Code of Practice on Procedures with Respect to Site Access                                66

20.  Payments in Relation to Standards of Performance                                          67

21.  Complaint Handling Procedure                                                              68

22.  Preparation, Review of and Compliance with Customer Service Codes                         69

23.  Record of and Report on Performance                                                       71

24.  Provision of Information to the Authority                                                 72

25.  Long Term Development Statement                                                           74

26.  Compliance with CUSC                                                                      77

27.  Not used                                                                                  79

28.  Not used                                                                                  79

29.  Disposal of Relevant Assets                                                               80

30.  Not used                                                                                  83

31.  Not used                                                                                  83

Section C. Distribution Services Obligations                                                   84

32.  Interpretation of Section C (Distribution Services Obligations)                           84

32A. Convenience Customers                                                                     86

33.  Not used                                                                                  87

34.  Compulsory Acquisition of Land etc                                                        88

35.  Other Powers etc.                                                                         89

36.  Basis of Charges for Distributor Metering and Data Services:
     Requirements for Transparency                                                             90

36A. Non-Discrimination in the Provision of Distributor Metering
     and Data Services                                                                         92

36B. Requirement to offer Terms for the Provision of Distributor Metering
     and Data Services                                                                         93

36C. Functions of the Authority                                                                96

37.  The Metering Point Administration Service and the Master
     Registration Agreement                                                                    98

38.  Establishment of a Data Transfer Service                                                 101

39.  Restriction on Use of Certain Information and Independence of
     the Distribution Business                                                                104

40.  Appointment of Compliance Officer                                                        106

41.  Prohibition of Cross-Subsidies                                                           109

42.  Regulatory Accounts                                                                      110

42A. Change of Financial Year                                                                 115

43.  Restriction on Activity and Financial Ring Fencing                                       117

44.  Availability of Resources                                                                120

45.  Undertaking from Ultimate Controller                                                     123

46.  Credit Rating of Licensee                                                                124

47.  Indebtedness                                                                             125

48.  Last Resort Supply: Payment Claims                                                       128

49.  Incentive Scheme and Associated Information                                              132

                        SPECIAL CONDITIONS AND SCHEDULES

A:   Interpretation                                                                           139

B:   Definitions                                                                              140

C:   Restriction of distribution charges                                                      145

Annex C to Special Condition C (Restriction of Distribution Charges)                          150

D:   Restriction of distribution charges: adjustments                                         151

E:   Information to be provided to the Authority in connection with
     the distribution charge restriction conditions                                           152

F:   Allowances in respect of security costs                                                  156

G:   Duration of charge restriction conditions                                                161

Schedule A:Supplementary provisions of the charge restriction conditions                      163

Part A.    Principles for Attribution                                                         163

Part B.    EHV premises                                                                       165

Part C.    Excluded services                                                                  166

Part D.    Regulated distribution unit categories                                             169

Part E.    Calculation of factor in respect of distribution losses                            171

H:   Arrangements relating to supplies to premises within the licensee's
     distribution services area                                                               174

I:   The Settlement Agreement for Scotland                                                    177

SCHEDULE 1 - SPECIFIED AREA                                                                   180

SCHEDULE 2 - REVOCATION                                                                       181

SCHEDULE 3 - DISTRIBUTION SERVICES AREA                                                       184

                            CONSENTS AND DIRECTIONS

(01.04.92) Consent issued under Condition 20 of Scottish Power UK plc
           licence now Standard Condition 29 of this licence                                  186

(19.04.00) Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now
           Standard Condition 39 of this licence                                              191

(19.04.00) Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now
           Standard Condition 39 of this licence and Condition 12 of the
           public electricity supply licence of Manweb plc                                    194

(28.07.01) Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now
           Standard Condition 39 of this licence; Condition 12 of the public electricity supply licence of Manweb plc and Condition 8A
           (of Part IV) of the Electricity Transmission Licence granted to
           Scottish Power UK plc                                                              197

(01.10.01) Consent issued under Standard Condition 47 of this licence                         201

(01.10.01) Consent issued under Standard Condition 47 of this licence
           and Annex thereto                                                                  203

(01.10.01) General Consent issued under Standard Condition 29 of this licence                 213

(20.11.01) Consent issued under Standard Condition 47 of this licence                         220

                                  PRELIMINARY

                                    PART I.

                              TERMS OF THE LICENCE

1. This licence, treated as granted under section 6(l)(c) of the Electricity Act 1989 ("the Act") authorises SP Distribution Limited (a company registered in Scotland under number SCI89125 ("the licensee") whose registered office is situated at 1 Atlantic Quay, Robertson Street, Glasgow G2 8SP, to distribute electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in the area specified in
     Schedule 1 during the period specified in paragraph 3 below, subject to -

     (a) the standard conditions of electricity distribution licences referred to in Part II below which shall have effect in the licence subject to such amendments (if any) as are set out in Part III below (together "the conditions");

     (b) the special conditions, if any, set out in Part IV below ("the Special Conditions"); and

     (c) such Schedules hereto, if any, as may be referenced in the conditions, the Special Conditions or the terms of the licence.

2. This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the Special Conditions or the conditions.

3. This licence, unless revoked in accordance with the terms of Schedule 2, shall continue until determined by not less than 25 years' notice in writing given by the Authority to the licensee.

4. The provisions of section 109(1) of the Act (Service of documents) shall have effect as if set out herein and as if for the words "this Act" there were substituted the words "this licence".

5. Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Parts I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6. References in this licence to a provision of any enactment, where after the date of this licence -

     (a) the enactment has been replaced or supplemented by another enactment, and
     (b) such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

     shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

7. Pursuant to paragraph 6 of standard condition 2 (Application of Section C (Distribution Services Obligations)) of the Electricity Distribution Licence the "distribution services area" is specified in Schedule 3 hereto.

Pursuant to a licensing scheme made by the Secretary of State under Part II of
Schedule 7 to the Utilities Act 2000 on 28/th/ September 2001 this licence was made and is treated as granted under section 6(1)(c) of the Electricity Act 1989.

                                    PART II

                            THE STANDARD CONDITIONS

Standard conditions in effect in this licence

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Section A                               Section B                             Section C
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
Standard condition 1                    Standard condition 4                  Standard condition 32
-----------------------------------------------------------------------------------------------------------
Standard condition 2                    Standard condition 4A                 Standard condition 32A
-----------------------------------------------------------------------------------------------------------
Standard condition 3                    Standard condition 4B                 Standard condition 34
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                                        Standard condition 4C                 Standard condition 35
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                                        Standard condition 5                  Standard condition 36
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                                        Standard condition 6                  Standard condition 36A
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                                        Standard condition 7                  Standard condition 36B
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                                        Standard condition 8                  Standard condition 36C
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                                        Standard condition 9                  Standard condition 37
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                                        Standard condition 9A                 Standard condition 38
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                                        Standard condition 10                 Standard condition 39
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                                        Standard condition 11                 Standard condition 40
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                                        Standard condition 12                 Standard condition 41
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                                        Standard condition 12A                Standard condition 42
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                                        Standard condition 13                 Standard condition 42A
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                                        Standard condition 14                 Standard condition 43
-----------------------------------------------------------------------------------------------------------
                                        Standard condition 15                 Standard condition 44
-----------------------------------------------------------------------------------------------------------
                                        Standard condition 16                 Standard condition 45
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                                        Standard condition 17                 Standard condition 46
-----------------------------------------------------------------------------------------------------------
                                        Standard condition 18                 Standard condition 47
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                                        Standard condition 19                 Standard condition 48
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                                        Standard condition 20                 Standard condition 49
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                                        Standard condition 21
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                                        Standard condition 22
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                                        Standard condition 23
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


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
                                        Standard condition 24
-----------------------------------------------------------------------------------------------------------
                                        Standard condition 25
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                                        Standard condition 26
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                                        Standard condition 29
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

Note: A copy of the current standard conditions of electricity distribution licences can be inspected at the principal office of the Authority. The above list is correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

                                    PART III

                          AMENDED STANDARD CONDITIONS

1. Standard condition 1 (Definitions and Interpretation) shall be amended by the addition of the following text as an additional definition:-

       ""bulk supply point"                        means any point at which
                                                   electricity is delivered from
                                                   a transmission system to any
                                                   distribution system."

2. Standard condition 41 (Prohibition of Cross-Subsidies) shall be amended by the addition of the following text as a new paragraph 2 of that condition:

     "2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act, shall be regarded as a cross-subsidy for the purposes of this condition."

                        CONSOLIDATED STANDARD CONDITIONS

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition 1. Definitions and Interpretation

1.  In these standard conditions, unless the context otherwise requires:

      the "Act"                                  means the Electricity Act 1989.
      "affiliate"                                in relation to the licensee
                                                 means any holding company of
                                                 the licensee, any subsidiary of
                                                 the licensee or any subsidiary
                                                 of a holding company of the
                                                 licensee in each case within
                                                 the meaning of section 736,
                                                 736A and 736B of the Companies
                                                 Act 1985.

      "alternative                               accounting rules" for the
                                                 purposes of standard condition
                                                 42 (Regulatory Accounts) only,
                                                 has the meaning given in that
                                                 condition.

      "amendment"                                for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "Application Regulations"                  means the Electricity
                                                 (Applications for Licences and
                                                 Extensions and Restrictions of
                                                 Licences) Regulations 2001.

      "appropriate time"                         for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.

      "auditors"                                 means the licensee's auditors
                                                 for the time being holding
                                                 office in accordance with the
                                                 requirements of the Companies
                                                 Act 1985.

      "authorised"                               in relation to any business or
                                                 activity means authorised by
                                                 licence granted or treated as
                                                 granted under section 6 or by
                                                 exemption granted under section
                                                 5 of the Act.

      "authorised electricity operator"          means any person (other than
                                                 the licensee) who is authorised
                                                 to generate, transmit,
                                                 distribute, or supply
                                                 electricity and shall include
                                                 any person who has made an
                                                 application to be so authorised
                                                 which application has not been
                                                 refused and any person
                                                 transferring electricity to or
                                                 from or across an
                                                 interconnector or Scottish
                                                 interconnection or who has made
                                                 an application for use of an
                                                 interconnector or Scottish
                                                 interconnection which has not
                                                 been refused.

      the "Authority"                            means the Gas and Electricity
                                                 Markets Authority established
                                                 under section 1 of the
                                                 Utilities Act 2000.

      "BSC" for the purposes of Section B only, has the meaning given in standard condition 10
                                                 (Balancing and Settlement Code
                                                 and NETA Implementation).

      "BSC Framework Agreement"                  for the purposes of standard
                                                 condition 10 (Balancing and
                                                 Settlement Code and NETA
                                                 Implementation) only, has the
                                                 meaning given in that
                                                 condition.

      "bilateral agreement"                      for the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC) only, has the meaning
                                                 given in that condition.

      "bulk supply point"                        Means any point at which
                                                 electricity is delivered from a
                                                 transmission system to any
                                                 distribution system.

      "charge restriction conditions"            for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "charging review date"                     for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "competent authority"                      for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in
                                                 that condition.

      "confidential information"                 for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.

      "consolidated distribution business"       for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts) only, has the meaning
                                                 given in that condition.

      "construction agreement"                   for the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC) only, has the meaning
                                                 given in that condition.

      "Consumer Council"                         means the Gas and Electricity
                                                 Consumer Council as established
                                                 under section 2 of the
                                                 Utilities Act 2000.

      "convenience customers"                    means customers supplied or
                                                 requiring to be supplied at any
                                                 premises which are (i)
                                                 connected to the licensee's
                                                 distribution system; and (ii)
                                                 situated within the
                                                 distribution services area of a
                                                 distribution services provider
                                                 other than the licensee.

      "core industry documents"                  for the purposes of standard
                                                 conditions 10 (Balancing and
                                                 Settlement Code and NETA
                                                 Implementation) and 11 (Change
                                                 Co-ordination for NETA) only,
                                                 has the meaning given in
                                                 standard condition 10; and for
                                                 the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC) only, has the meaning
                                                 given in that condition.

      "cross-default obligation"                 for the purposes of standard
                                                 condition 47 (Indebtedness)
                                                 only, has the meaning given in
                                                 that condition.

      "current cost assets"                      for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts) only, has the meaning
                                                 given in that condition.

      "CUSC" for the purposes of standard condition 26 (Compliance with CUSC) only, has the meaning given in that condition.

      "CUSC Framework agreement"                 for the purposes of standard
                                                 condition 26 (Compliance with
                                                 CUSC) only, has the meaning
                                                 given in that condition.

      "customer"                                 means any person supplied or
                                                 requiring to be supplied with
                                                 electricity at any premises in
                                                 Great Britain, but shall not
                                                 include any authorised
                                                 electricity operator in its
                                                 capacity as such.

      "data aggregation"                         has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms for
                                                 the Provision of Distributor
                                                 Metering and Data Services).

      "data processing"                          has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms for
                                                 the Provision of Distributor
                                                 Metering and Data Services).

      "data retrieval"                           has the meaning given in
                                                 standard condition 36B
                                                 (Requirement to Offer Terms for
                                                 the Provision of Distributor
                                                 Metering and Data Services).

      "data transfer service"                    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section C
                                                 (Distribution Services
                                                 Obligations)).

      "declared net capacity"                    means, in relation to
                                                 generation plant, the highest
                                                 generation of electricity at
                                                 the main alternator terminals
                                                 which can be maintained for an
                                                 indefinite period of time
                                                 without causing damage to the
                                                 plant, less so much of that
                                                 capacity as is consumed by the
                                                 plant.

      "disposal"                                 for the purposes of standard
                                                 condition 29 (Disposal of
                                                 Relevant Assets) only, has the
                                                 meaning given in that
                                                 condition.

      "distribution arrangements"                has the meaning given in
                                                 standard condition 25 (Long
                                                 Term Development Statement).

      "distribution business"                    means a business of the
                                                 licensee, or in relation to
                                                 sub-paragraphs (a) and (b)
                                                 below, and except to the extent
                                                 otherwise specified by the
                                                 authority in a direction to the
                                                 licensee, any business of any
                                                 affiliate or related
                                                 undertaking of the licensee
                                                 comprising:
                                                 (a) the distribution of
                                                     electricity through the
                                                     licensee's distribution
                                                     system, including any
                                                     business in providing
                                                     connections to such system;
                                                 (b) the provision of the
                                                     services specified in
                                                     sub-paragraphs (c) and (d)
                                                     of paragraph 1 of standard
                                                     condition 36B (Requirement
                                                     to Offer Terms for the
                                                     Provision of Distributor
                                                     Metering and Data
                                                     Services); and
                                                 (c) the provision of the
                                                     services specified in
                                                     sub-paragraphs (a) and (b)
                                                     of paragraph 1 of standard
                                                     condition 36B (Requirement
                                                     to Offer Terms for the
                                                     Provision of Distributor
                                                     Metering and Data
                                                     Services),
                                                 or any business ancillary
                                                 thereto.

      "Distribution Code"                        means a distribution code
                                                 required to be prepared by a
                                                 licensed distributor pursuant
                                                 to standard condition 9
                                                 (Distribution Code) and
                                                 approved by the Authority as
                                                 revised from time to time with
                                                 the approval of the Authority.

      "distribution licence"                     means a distribution licence
                                                 granted or treated as granted
                                                 under section 6(1)(c) of the
                                                 Act.

      "distribution services area"               has the meaning given at
                                                 sub-paragraph 5(b) of standard
                                                 condition 2 (Application of
                                                 Section C (Distribution
                                                 Services Obligations)).

      "Distribution Services Direction"          has the meaning given in
                                                 standard condition 2
                                                 (Application of Section C
                                                 (Distribution Services

                                                 Obligations)).

      "distribution services provider"           means a licensed distributor in
                                                 whose licence Section C has
                                                 effect.

      "distribution system"                      means the system consisting
                                                 (wholly or mainly) of  electric
                                                 lines owned or operated by an
                                                 authorised distributor and used
                                                 for the distribution of
                                                 electricity from grid supply
                                                 points or generation sets or
                                                 other entry points (and bulk
                                                 supply points in Scotland) to
                                                 the points of delivery to
                                                 customers or authorised
                                                 electricity operators or any
                                                 transmission company within
                                                 Great Britain in its capacity
                                                 as operator of a transmission
                                                 system and includes any remote
                                                 transmission assets (owned by a
                                                 transmission licensee within
                                                 England and Wales) operated by
                                                 such distributor and any
                                                 electrical plant, meters and
                                                 metering equipment owned or
                                                 operated by such distributor in
                                                 connection with the
                                                 distribution of electricity,
                                                 but shall not include any part
                                                 of a transmission system.

      "distributor metering and data services"   for the purposes of Section C
                                                 only, has the meaning given in
                                                 paragraph 9 of standard
                                                 condition 36B (Requirement to
                                                 Offer Terms for the Provision
                                                 of Distributor Metering and
                                                 Data Services).

      "domestic customer"                        means a customer supplied or
                                                 requiring to be supplied with
                                                 electricity at domestic
                                                 premises (but excluding such
                                                 customer in so far as he is
                                                 supplied or requires to be
                                                 supplied at premises other than
                                                 domestic premises).

      "domestic premises"                        means premises at which a
                                                 supply is taken wholly or
                                                 mainly for domestic purposes.

      "Electricity Arbitration Association"      for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in
                                                 that condition.

      "electricity supplier"                     means any person authorised to
                                                 supply electricity.

      "estimated costs"                          for the purposes of standard
                                                 condition 3 (Payments by the
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition.

      "existing connection"                      means, in relation to any
                                                 premises, an existing
                                                 connection to the licensee's
                                                 distribution system which does
                                                 not require modification, or a
                                                 new or modified connection to
                                                 such system in respect of which
                                                 all works have been completed,
                                                 such that in either case
                                                 electricity is able to be
                                                 supplied to the premises in
                                                 accordance with the terms of
                                                 the relevant supply agreement.

      "external distribution activities"         for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the
                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.

      "financial year"                           subject to standard condition
                                                 42A (Change of Financial Year)
                                                 (where applicable), means a
                                                 period of 12 months beginning
                                                 on 1 April of each year and
                                                 ending on 31 March of the
                                                 following calendar year.

      "Fuel Security Code"                       for the purposes of Section B
                                                 only, has the meaning given in
                                                 standard condition 16 (Security
                                                 Arrangements).

      "generation set"                           means any plant or apparatus
                                                 for the production of
                                                 electricity and shall where
                                                 appropriate include a
                                                 generating station comprising
                                                 more than one generation set.

      "Grid Code"                                means the Grid Code which each
                                                 transmission company is
                                                 required to prepare and have
                                                 approved by the Authority as
                                                 from time to time revised with
                                                 the
                                                 approval of the Authority.

      "grid supply point"                        means any point at which
                                                 electricity is delivered from a
                                                 transmission system to any
                                                 distribution system.

      "the handbook"                             for the purposes of standard
                                                 condition 42 (Regulatory
                                                 Accounts) only, has the meaning
                                                 given in that condition.

      "holding company"                          means a company within the
                                                 meaning of sections 736, 736A
                                                 and 736B of the Companies Act
                                                 1985.

      "indebtedness"                             for the purposes of standard
                                                 condition 47 (Indebtedness)
                                                 only, has the meaning given in
                                                 that condition.

      "information"                              includes any documents,
                                                 accounts, estimates, returns,
                                                 records or reports and data in
                                                 written, verbal or electronic
                                                 form and information in any
                                                 form or medium whatsoever
                                                 (whether or not prepared
                                                 specifically at the request of
                                                 the Authority or the Consumer
                                                 Council) of any description
                                                 specified by the Authority.

      "interconnection"                          means:
                                                 the 275 kV and 400 kV circuits
                                                 between and including the
                                                 associated switchgear at Harker
                                                 sub-station in Cumbria and the
                                                 associated switchgear at
                                                 Strathaven sub-station in
                                                 Lanarkshire; the 275 kV
                                                 transmission circuit between
                                                 and including the associated
                                                 switchgear at Cockenzie in East
                                                 Lothian and the associated
                                                 switchgear at Stella in Tyne
                                                 and Wear; and
                                                 the 400 kV transmission circuit
                                                 between and including the
                                                 associated switchgear at
                                                 Torness in East Lothian and the
                                                 associated switchgear at Stella
                                                 in Tyne and Wear all as
                                                 existing at the date on
                                                 which the transmission licence
                                                 comes into force as from time
                                                 to time maintained, repaired or
                                                 renewed, together with any
                                                 alteration, modification or
                                                 addition (other than
                                                 maintenance, repair or renewal)
                                                 which is primarily designed to
                                                 effect a permanent increase in
                                                 one or more particular
                                                 interconnection capacities as
                                                 they exist immediately prior to
                                                 such alteration, modification
                                                 or addition and as from time to
                                                 time maintained, repaired or
                                                 renewed; and
                                                 the 132 kV transmission circuit
                                                 between and including (and
                                                 directly connecting) the
                                                 associated switchgear at
                                                 Chapelcross and the associated
                                                 switchgear at Harker
                                                 sub-station in Cumbria; and the
                                                 132 kV transmission circuit
                                                 between and including (and
                                                 connecting, via Junction V) the
                                                 associated switchgear at
                                                 Chapelcross and the associated
                                                 switchgear at Harker
                                                 sub-station in Cumbria all as
                                                 existing at the date on which
                                                 the transmission licence comes
                                                 into force and as from time to
                                                 time maintained, repaired or
                                                 renewed.

      "interconnector(s)"                        means the electric lines and
                                                 electrical plant and meters
                                                 owned or operated by a
                                                 transmission company solely for
                                                 the transfer of electricity to
                                                 or from a transmission system
                                                 into or out of England and
                                                 Wales.

      "investment"                               for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 43
                                                 (Restriction on Activity and
                                                 Financial Ring Fencing).

      "investment grade issuer credit rating"    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 46 (Credit
                                                 Rating of Licensee).

      "licensed distributor"                     means any holder of a
                                                 distribution licence.

      "licensee's Distribution Code"             means the distribution code
                                                 required to be prepared by the
                                                 licensee pursuant to standard
                                                 condition 9 (Distribution Code)
                                                 and approved by the Authority
                                                 as revised from time to time
                                                 with the approval of the
                                                 Authority.

      "licensee's distribution system"           means the distribution system
                                                 owned or operated by the
                                                 licensee.

      "Master Registration Agreement"            means the agreement of that
                                                 title referred to and
                                                 comprising such matters as are
                                                 set out in standard condition
                                                 37 (The Metering Point
                                                 Administration Service and the
                                                 Master Registration Agreement).

      "metering equipment"                       includes any electricity meter
                                                 and any associated equipment
                                                 which materially affects the
                                                 operation of that meter.

      "Metering Point Administration Service"    for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section C
                                                 (Distribution Services
                                                 Obligations)).

      "metering point administration services"   for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section C
                                                 (Distribution Services
                                                 Obligations)).

      "Metering Point Administration Service     has the meaning given in
      operator"                                  standard condition 38
                                                 (Establishment of a Data
                                                 Transfer Service).

      "non-domestic customer"                    means a customer who is not a
                                                 domestic customer.

      "other Distribution Codes"                 means the distribution codes
                                                 which the holder(s) of a
                                                 distribution licence (other
                                                 than the licensee) are required
                                                 to draw up and have approved by
                                                 the Authority pursuant to
                                                 standard condition 9
                                                 (Distribution Code) of their
                                                 distribution licence, as from
                                                 time to time revised with the
                                                 approval of the Authority.

      "owned" in relation to an electricity meter or other property includes leased and cognate expressions shall be construed accordingly.

      "participating interest"                   has the meaning given by
                                                 section 260 of the Companies
                                                 Act 1985 as amended by section
                                                 22 of the Companies Act 1989.

      "permitted purpose"                        for the purposes of Section C
                                                 only, has the meaning given in
                                                 standard condition 32
                                                 (Interpretation of Section C
                                                 (Distribution Services
                                                 Obligations)).

      "Pooling and Settlement Agreement"         means the agreement of that
                                                 title approved by the Secretary
                                                 of State as from time to time
                                                 amended.

      "regulatory instructions and guidance"     for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "related undertaking"                      in relation to the licensee
                                                 means any undertaking in which
                                                 the licensee has a
                                                 participating interest.

      "relevant asset"                           means any asset for the time
                                                 being forming part of the
                                                 licensee's distribution system,
                                                 any control centre for use in
                                                 conjunction therewith, and any
                                                 legal or beneficial interest in
                                                 land upon which any of the
                                                 foregoing is situate (which for
                                                 the purposes of property
                                                 located in Scotland means any
                                                 estate, interest, servitude or
                                                 other heritable or leasehold
                                                 right in or over land including
                                                 any leasehold interests or
                                                 other rights to occupy or use
                                                 and any contractual or personal
                                                 rights relating to such
                                                 property or the acquisition
                                                 thereof).

      "relevant duties"                          for the purposes of standard
                                                 condition 40 (Appointment of a
                                                 Compliance Officer) only, has
                                                 the meaning given in that
                                                 condition.

      "relevant proportion"                      for the purposes of standard
                                                 condition 3 (Payments by the
                                                 Licensee to the Authority)
                                                 only, has the meaning
                                       16
                                                 given in that condition.

      "relevant year"                            for the purposes of standard
                                                 condition 3 (Payments by the
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition; and for the
                                                 purposes of standard condition
                                                 48 (Last Resort Supply: Payment
                                                 Claims) only, has the meaning
                                                 given in that condition.

      "relinquishment of operational control"    for the purposes of standard
                                                 condition 29 (Disposal of
                                                 Relevant Assets) only, has the
                                                 meaning given in that
                                                 condition.

      "remote transmission assets"               means any electric lines,
                                                 electrical plant or meters in
                                                 England and Wales owned by a
                                                 transmission company ("the
                                                 owner transmission company")
                                                 which:

                                                 (a) are embedded in the
                                                     licensee's distribution
                                                     system or the distribution
                                                     system of any authorised
                                                     distributor and are not
                                                     directly connected by lines
                                                     or plant owned by the owner
                                                     transmission company to a
                                                     sub-station owned by the
                                                     owner transmission company;
                                                     and

                                                 (b) are by agreement between
                                                     the owner transmission
                                                     company and the licensee or
                                                     such authorised distributor
                                                     operated under the
                                                     direction and control of
                                                     the licensee or such
                                                     authorised distributor.

      "Scottish interconnection"                 means such part of the
                                                 interconnection as is situated
                                                 in Scotland.

      "Secretary of State's costs"               for the purposes of standard
                                                 condition 3 (Payments by
                                                 Licensee to the Authority)
                                                 only, has the meaning given in
                                                 that condition.

      "separate business"                        for the purposes of standard
                                                 condition 39 (Restriction on
                                                 Use of Certain Information and
                                                 Independence of the

                                                 Distribution Business) only,
                                                 has the meaning given in that
                                                 condition.

      "the scheme"                               for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "Settlement Agreement                      for has the meaning given in
        Scotland"                                standard condition 12
                                                 (Settlement Agreement for
                                                 Scotland).

      "settlement purposes"                      means for the purposes of
                                                 settlement as set out in the
                                                 Balancing and Settlement Code
                                                 or the Settlement Agreement for
                                                 Scotland.

      "specified information"                    for the purposes of standard
                                                 condition 49 (Incentive Scheme
                                                 and Associated Information)
                                                 only, has the meaning given in
                                                 that condition.

      "standby"                                  means the periodic or
                                                 intermittent supply or sale of
                                                 electricity:

                                                 (a) to an authorised
                                                     electricity operator to
                                                     make good any shortfall in
                                                     the availability of
                                                     electricity to that
                                                     operator for the purposes
                                                     of its supply of
                                                     electricity to persons
                                                     seeking such supply; or

                                                 (b) to a customer of the
                                                     licensee to make good any
                                                     shortfall between the
                                                     customer's total supply
                                                     requirements and that met
                                                     either by its own
                                                     generation or by
                                                     electricity supplied by an
                                                     electricity supplier other
                                                     than the licensee.

      "statutory accounts"                       means the accounts that the
                                                 licensee prepares under the
                                                 Companies Act 1985 (as amended
                                                 by the Companies Act 1989).

      "subsidiary"                               means a subsidiary within the
                                                 meanings of sections 736, 736A
                                                 and 736B of the Companies Act
                                                 1985.

      "supply licence"                           means a supply licence granted
                                                 or treated as granted under
                                                 section 6(1)(d) of the Act.

      "top-up" means the supply or sale of electricity on a continuing or regular basis:

                                                 (a) to an authorised
                                                     electricity operator to
                                                     make
                                                     good any shortfall in the
                                                     availability of electricity
                                                     to that operator for the
                                                     purposes of its supply of
                                                     electricity to persons
                                                     seeking such supply; or

                                                 (b) to a customer of the
                                                     licensee to make good any
                                                     shortfall between the
                                                     customer's total supply
                                                     requirements and that met
                                                     either by its own
                                                     generation or by
                                                     electricity supplied by an
                                                     electricity supplier other
                                                     than the licensee.

      "trading code"                             for the purposes of Section B
                                                 only, has the meaning given in
                                                 standard condition 12A
                                                 (Compliance with Trading Code
                                                 in Scotland).

      "transmission company"                     means the holder for the time
                                                 being of a transmission
                                                 licence.

      "transmission licence"                     means a transmission licence
                                                 granted or treated as granted
                                                 under section 6(1)(b) of the
                                                 Act.

      "transmission system"                      means a system consisting
                                                 (wholly or mainly) of high
                                                 voltage electric lines owned or
                                                 operated by a transmission
                                                 company and used for the
                                                 transmission of electricity
                                                 from one generating station to
                                                 a sub-station or to another
                                                 generating station, or between
                                                 sub-stations or to or from any
                                                 interconnector or Scottish
                                                 interconnection in question and
                                                 in relation to Scotland
                                                 including any interconnector
                                                 and Scottish interconnection,
                                                 and includes any electrical
                                                 plant and meters owned or
                                                 operated by the transmission
                                                 company in connection with the
                                                 transmission of electricity but
                                                 shall not include any remote
                                                 transmission assets.

      "ultimate controller"                      means:

                                                 (a) a holding company of the
                                                     licensee which is
                                                     not itself a subsidiary of
                                                     another company; and

                                                 (b) any person who (whether
                                                     alone or with a person or
                                                     persons connected with him)
                                                     is in a position to
                                                     control, or to exercise
                                                     significant influence over,
                                                     the policy of the licensee
                                                     or any holding company of
                                                     the licensee by virtue of:

                                                     (i)  rights under
                                                          contractual
                                                          arrangements to which
                                                          he is a party or of
                                                          which he is a
                                                          beneficiary; or

                                                     (ii) rights of ownership
                                                          (including rights
                                                          attached to or
                                                          deriving from
                                                          securities or rights
                                                          under a trust) which
                                                          are held by him or of
                                                          which he is a
                                                          beneficiary; but
                                                          excluding any director
                                                          or employee of a
                                                          corporate body in his
                                                          capacity as such; and

                                                 (c) for the purposes of
                                                     sub-paragraph (b), a person
                                                     is connected with another
                                                     person if they are party to
                                                     any arrangement regarding
                                                     the exercise of any such
                                                     rights as are described in
                                                     that paragraph.

      "undertaking"                              has the meaning given by
                                                 section 259 of the Companies
                                                 Act 1985.

      "unmetered supply"                         means a supply of electricity
                                                 to premises which is not, for
                                                 the purpose of calculating the
                                                 charges for electricity
                                                 supplied to the customer at
                                                 such premises, measured by
                                                 metering equipment.

      "use of system"                            means use of the licensee's
                                                 distribution system for the
                                                 distribution of electricity by
                                                 the licensee for any
                                                 person.

      "use of system charges"                    means charges made or levied or
                                                 to be made or levied by the
                                                 licensee for the provision of
                                                 services as part of the
                                                 distribution business to any
                                                 person as more fully described
                                                 in standard condition 4 (Basis
                                                 of Charges for Use of System
                                                 and Connection to System:
                                                 Requirements for Transparency)
                                                 but shall not include
                                                 connection charges.

2. Any words or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meanings when used in the standard conditions.

3. Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

4. These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words "it", "its" and "which" there were substituted the words "he", "him", "his", "who" and "whom", and cognate expressions shall be construed accordingly.

5. Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.    Any reference in these standard conditions to -
      (a)  a provision thereof;
      (b) a provision of the standard conditions of electricity supply licences, or
      (c) a provision of the standard conditions of electricity generation licences,
      (d) a provision of the standard conditions of electricity transmission licences, shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

7. In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8. Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(c) of the Act (whenever granted) which incorporates it.

9. Where any obligation of the licence is required to be performed by a specified date or time, or within a specified period, and where the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time, or after the expiry of the specified period (but without prejudice to all the rights and remedies available against the licensee by reason of the licensee's failure to perform by that date or time, or within that period).

10. Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

(a) the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

(b) where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11. The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all distribution licences). Where:

      (a) any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

          (i) as part of the standard condition or conditions (and the Section) in which it is used;

          (ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Distribution Services Obligations);

      (b) any definition which is used in Sections A and B is also used in one or more other Sections:

          (i) that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

          (ii) if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2.  Application of Section C (Distribution Services Obligations)

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence:

          (a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee's licence; and

          (b) the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence,

          from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Distribution Services Direction made by the Authority.

2.        Until -

          (a)    the Secretary of State provides, by a scheme made under
                 Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence; or

          (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

      the standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part) of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4. The Authority may, with the consent of the licensee, issue a direction (a "Distribution Services Direction"). Where the Authority has issued to the licensee a Distribution Services Direction the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5.      A Distribution Services Direction:

         (a) may specify that the standard conditions in Section C (in whole or in part) are to have effect in this licence;

         (b) shall specify or describe an area (the "distribution services area") within which the licensee shall be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part); and

         (c) shall specify whether or not the requirements of Section C (in whole or, as the case may be, in part) apply to convenience customers.

6.      The Authority may, with the consent of the licensee:

         (a) vary the terms (as set out in the Distribution Services Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

         (b) provide for Section C (or parts thereof) to cease to have effect in this licence.

7. The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8. With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 3. Payments By Licensee to the Authority

1. The licensee shall, at the times stated, pay to the authority such amounts as are determined by or under this condition.

2. In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

     (a) an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

     (b) an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

     (c) an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the Competition Commission in connection with references made to it with respect to the licence or any other electricity distribution licence;

     (d) an amount which is the relevant proportion of the Secretary of State's costs during the year in question;

     (e) an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

         (aa) any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

         (bb) the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary of State for the previous relevant year or, in the case of the Competition Commission, for the relevant year prior to the previous relevant year; and

     (f) in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers' Committees.

3. The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

     (a) the first instalment being due for payment by 30 June in each year; and

     (b) the second instalment being due for payment by 31 January in each year provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4. Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5. In relation to any data or information specified by the Authority in a direction /1/ given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form -

     "In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority

__________________
/1/  Licence Modification (25.09.01)
     to calculate the licence fee payable by [the licensee] pursuant to standard condition 3 (Payments by the Licensee to the Authority) is accurate."

6.   In this condition:

     "estimated costs"                             means costs estimated by the
                                                   Authority as likely to be:

                                                   (a)  the costs of the
                                                        Authority and the
                                                        consumer Council; and

                                                   (b)  the costs incurred by
                                                        the Competition
                                                        Commission, such
                                                        estimate having regard
                                                        to the views of the
                                                        Competition Commission.

     "relevant proportion"                         means the proportion of the
                                                   costs attributable to the
                                                   licensee in accordance with
                                                   principles determined by the
                                                   Authority for the purposes of
                                                   this condition generally and
                                                   notified to the licensee.

     "relevant year"                               means a year beginning on 1
                                                   April of each calendar year
                                                   and ending on 31 March of the
                                                   following calendar year.

     "Secretary of State's costs"                  means costs estimated by the
                                                   Secretary of State as likely
                                                   to be his costs in relation
                                                   to:

                                                   (a)  the establishment of the
                                                        Authority and the
                                                        Consumer Council; and

                                                   (b)  Schedule 7 to the
                                                        Utilities Act 2000.

5.   In sub-paragraph 2(f) of this condition:

     "Director General of Electricity Supply"      means the office previously
                                                   established under section 1
                                                   of the Act;

    "Relevant Consumers Committees"                means the committees
                                                   previously appointed by the
                                                   Director General of
                                                   Electricity Supply under
                                                   section 2 of that Act.

SECTION B. GENERAL

Condition 4. Basis of Charges for Use of System and Connection to System:
Requirements for Transparency

1. The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of:

     (a) use of system; and

     (b) connections to the licensee's distribution system,

     in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges which the person would become liable to pay for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 2 and 3 respectively.

2.   The statement referred to at sub-paragraph 1(a) shall include:

     (a) a schedule of charges for the distribution of electricity under use of system;

     (b) a schedule of adjustment factors to be made in respect of distribution losses, in the form of additional supplies required to cover those distribution losses;

     (c) the methods by which and the principles on which the charges (if any) for availability of distribution capacity on the licensee's distribution system will be made;

     (d) a schedule of charges in respect of accounting and administrative services; and

     (e) a schedule of the charges (if any) which may be made for the provision and installation of any electrical plant at entry or exit points, the provision and installation of which are ancillary to the grant of use of system, and for the maintenance of such electrical plant.

3.   The statement referred to at sub-paragraph 1(b) shall include:

     (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee's distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

     (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

     (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

     (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, repair and replacement required of electric lines or electrical plant provided and installed for making a connection to the licensee's distribution system;

     (e) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) the methods by which and principles on which any charges will be made for the provision of special metering or telemetry or data processing equipment by the licensee for the purposes of enabling any person who is party to the Pooling and Settlement Agreement and/or the Balancing and Settlement Code to comply with its obligations in respect of metering thereunder, or for the performance by the licensee of any service in relation to such metering thereto; and

     (f) the methods by which and principles on which any charges will be made for disconnection from the licensee's distribution system and the removal of electrical plant and electric lines following disconnection.

4. Connection charges for those items referred to in paragraph 3 shall be set at a level which will enable the licensee to recover:

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

     (a) the appropriate proportion to be determined having regard to the factors set out in paragraph 4 of standard condition 4B (Requirement to Offer Terms for Use of System and Connection) of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee's distribution system or the provision and installation, maintenance, repair, and replacement or (as the case may be) removal following disconnection of any electric lines or electrical plant; and

     (b) a reasonable rate of return on the capital represented by such costs.

5. If so requested and subject to paragraphs 6 and 10, the licensee shall, as soon as practicable and in any event within 28 days (or where the Authority so approves such longer period as the licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 12 give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee's distribution system specified in the request and fault levels for each distribution node covered by the request and containing:

     (a) such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee's distribution system specified in the request; and

     (b) if so requested, a commentary prepared by the licensee indicating the licensee's views as to the suitability of the part or parts of the licensee's distribution system specified in the request for new connections and the distribution of further quantities of electricity.

6. The licensee shall include in every statement given or sent under paragraph 5 the information required by that paragraph except that the licensee may:

     (a) with the prior consent of the Authority omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

     (b) omit information the disclosure of which would place the licensee in breach of standard condition 39 (Restriction on Use of Certain Information and Independence of the Distribution Business) (if applicable).

7.   The licensee:

     (a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order that the information set out in such statements shall continue to be accurate in all material respects; and

     (b) may, with the approval of the Authority, from time to time alter the form of such statements.

8. The licensee shall send a copy of the statements prepared in accordance with paragraph 1 and of any revision of such statements, to the Authority.

9. The licensee shall give or send a copy of the statements prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements, to any person who requests a copy of such statement or statements.

10. The licensee may make a charge for any statement given or sent pursuant to paragraph 9 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority's estimate of the licensee's reasonable costs of providing such a statement.

11. The licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 5, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Authority may, upon application of the licensee or the person requesting such statement, direct.

12. For the purposes of paragraph 5, the date referred to shall be the later of:

     (a) the date of receipt of the request referred to in paragraph 5; or

     (b) the date on which the licensee receives agreement from the person making the request to pay the amount estimated or such other amount as is determined by the Authority (as the case may be) under paragraph 11.

13 The licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Authority a notice setting out the licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under standard condition 4B (Requirement to Offer Terms for Use of System and Connection).

14. Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 13 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).

Condition 4A. Non-Discrimination in the Provision of Use of System and Connection to System

1. In the carrying out of works for the purpose of connection to the licensee's distribution system, or in providing for the modification to or retention of an existing connection to its distribution system, the licensee shall not discriminate between any persons or class or classes of persons.

2. In the provision of use of system the licensee shall not discriminate between any persons or class or classes of persons.



3. Without prejudice to paragraphs 1 and 2, and subject to the provisions of standard condition 4 (Basis of Charges for Use of System and Connection to System), the licensee shall not make charges for the provision of use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or to any class or classes of persons, except in so far as such differences reasonably reflect differences in the costs associated with such provision.

4. The licensee shall not in setting its charges for connection or use of system restrict, distort or prevent competition in the generation, transmission, distribution or supply of electricity.

Condition 4B. Requirement to Offer Terms for Use of System and Connection

1.   On application made by any person the licensee shall (subject to paragraph
     4) offer to enter into an agreement for use of system:

     (a) to accept into the licensee's distribution system at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such person; and/or

     (b) to distribute such quantities of electricity as are referred to in sub-paragraph (a) (less any distribution losses) at such exit point or points on the licensee's distribution system and to such person or persons as the applicant for use of system may specify.

2. On application made by any person for a connection, the licensee shall offer terms for making the connection pursuant to section 16 and section 16A of the Act. Such offer of a connection shall comply with the provisions of this condition.

3.   Where the licensee:


     (i)  makes an offer to enter into a connection agreement pursuant to section 22 of the Act; or


     (ii) replies to a request for a connection made to it under section 16A of the Act the licensee shall, in making the offer or replying to the applicant, make detailed provision regarding:

     (a) the carrying out of the works (if any) required to connect the licensee's distribution system to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

     (b) the carrying out of the works (if any) in connection with the extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

     (c) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services)) the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee's distribution system at the specified entry point or points or leaving such system at the specified exit point or points;

     (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision of top-up or standby; and

     (e) (save to the extent that such matters are included in any agreement offered in accordance with standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) the installation of special metering, telemetry or data processing equipment (if any) for the purpose of enabling any person who is party to the Pooling and Settlement Agreement and/or the Balancing and Settlement Code whilst such agreement is still in existence to comply with its obligations in respect to metering or the performance by the licensee of any service in relation to such metering thereunder.

4. In making an offer pursuant to this condition to enter into any connection agreement or in replying to a request for connection under section 16A of the Act, the licensee shall set out:

     (a) the date by which in the case of an agreement under paragraph 2, any works required to permit access to the licensee's distribution system (including for this purpose any works to reinforce or extend the licensee's distribution system) shall be completed, time being of the essence unless, in the case of connection agreements only, otherwise agreed between the parties;

(b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

     (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 4 (Basis of Charges for Use of System and Connection to System:
              Requirements for Transparency) or any revision thereof; and

     (ii) to be set in conformity with the requirements of standard condition 4 (Basis of Charges for Use of System and Connection to
              System: Requirements for Transparency); and

     (iii) in the case of a connection agreement under paragraph 2, additionally to be set in conformity with the requirements of paragraph 5.

(c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under an agreement for providing a connection or modification to or retention of an existing connection, the licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works whether by reason of the reinforcement or extension of the licensee's distribution system or the provision of additional entry or exit points on such system or otherwise;

     (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties; and

     (c)      the principles that:

         (i) no charge will normally be made for reinforcement of the existing distribution system if the new or increased load requirement does not exceed 25 per cent of the existing effective capacity at the relevant points on the system; and

         (ii) charges will not generally take into account system reinforcement carried out at more than one voltage level above the voltage of connection.

6. The licensee shall offer terms for agreements in accordance with paragraphs 2 and 4 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 7 after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

7.   For the purposes of paragraph 6, the period specified shall be:

     (a) in the case of persons seeking the provision of use of system only, 28 days;

     (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and

     (c) in the case of persons seeking use of system in conjunction with connection or a modification to an existing connection, 3 months.

8. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement:

     (a) under paragraphs 2 and 4 if to do so would be likely to involve the licensee being:

         (i)   in breach of its duties under section 9 of the Act;

         (ii) in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the distribution business;

         (iii) in breach of the Grid Codes or the licensee's Distribution Code;
               or

         (iv)  in breach of the conditions; or

     (b) under paragraph 2 or 4, if the person making the application does not undertake to be bound, in so far as applicable, by the terms of the licensee's Distribution Code or the applicable Grid Code from time to time in force; or

     (c) under paragraphs 2 and 4, if to do so would be likely to involve the licensee doing something which, without the consent of another person, would require the exercise of a power conferred by any provision of Schedules 3 or 4 to the Act; where the licence does not provide for that provision to have effect in relation to it; and any necessary consent has not, at the time the request is made, been given.

9. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

Condition 4C. Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) for use of system, or an agreement for connection, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

     (a) that such a person should pay to the licensee, in the case of provision of use of system, the use of system charges determined in accordance with standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency); and

         in the case of provision of a connection or modification to an existing connection to the system, the whole or an appropriate proportion (as determined in accordance with paragraph 4 of standard condition 4B (Requirement to Offer Terms for Use of System and Connection)) of the costs referred to in paragraph 4 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency), together with a reasonable rate of return on the capital represented by such costs;

     (b) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 8(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection);

     (c) that any methods by which the licensee's distribution system is connected to any other system for the transmission or distribution of electricity accord (in so far as applicable to the licensee) with the applicable Distribution Codes and Grid Codes; and

     (d) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) should be in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition 4B (Requirement to Offer Terms for Use of System and Connection) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for use of system, for the provision of a connection or for the modification to an existing connection to the licensee's distribution system, entered into pursuant to standard condition 4B (Requirement to Offer Terms for Use of System and Connection) or under this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

Condition 5. Distribution System Planning Standard and Quality of Service

1. The licensee shall plan and develop the licensee's distribution system in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation (where appropriate) with the transmission company and any other authorised electricity operator liable to be materially affected thereby and with the approval of the Authority, adopt from time to time.

2. The licensee shall within 3 months after this condition comes into force draw up and submit to the Authority for its approval a statement setting out criteria by which the quality of performance of the licensee in maintaining the licensee's distribution system's security and availability and quality of service may be measured.

3. The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraphs 1 and 2.

4. The Authority may (following consultation with the licensee and, where appropriate, with the transmission company and any other authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

Condition 6. Safety and Security of Supplies Enquiry Service

1. The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, an enquiry service for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident which:

     (a) affects or is likely to affect the maintenance of the security, availability and quality of service of the licensee's distribution system; or

     (b) arises from or in connection with the operation of, or otherwise relates to, the licensee's distribution system and which causes danger or requires urgent attention or is likely to cause danger or require urgent attention.

2. The service established, operated and maintained in accordance with paragraph 1 shall:

     (a) be provided without charge by the licensee to the user at the point of use;

     (b) ensure that all reports and enquiries are processed in a prompt and efficient manner whether made by telephone, in writing or in person; and

     (c) be available to receive and process telephone reports and enquiries at all times on every day of each year.

3. In the establishment and operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not discriminate between any persons or class or classes of persons.

4. In the establishment, operation and maintenance of the enquiry service in accordance with paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

5. The licensee shall have in force at all times a statement approved by the Authority setting out details of the service to be provided in accordance with paragraph 1, and the licensee shall give or send a copy of such statement to any person requesting it.

6. The licensee shall give to the Authority notice of any amendments it proposes to make to the statement prepared under paragraph 5, and shall not make such amendments until either:

     (a) a period of one month from the date of the notice has expired; or

     (b) prior to the expiry of such period, the licensee has obtained the written approval of the Authority to such amendments.

7. The licensee shall take steps to inform each authorised electricity operator which uses the service of any change to the address or telephone number of such service established, operated and maintained in accordance with paragraph 1, as soon as is practicable but in any event prior to such change becoming effective.

Condition 7. Provision of Information about Theft or Abstraction of Electricity, Damage and Meter Interference

1. Where a person other than the licensee is the owner of any electrical plant, electric lines or meter the licensee shall, as soon as is reasonably practicable, inform that person of any incident where the licensee has reason to believe:

     (a) that there has been damage to such electrical plant, electric line or metering equipment; or

     (b) that there has been interference with the metering equipment to alter its register or prevent it from duly registering the quantity of electricity supplied;

     provided that the licensee shall not be obliged to inform the owner of any electrical plant, electrical line or meter of any such incident where it has reason to believe that the damage or interference referred to above was caused by such owner.

2. Where the licensee, in the course of providing services to any person supplying electricity to premises directly connected to the licensee's distribution system, has reason to believe that:

     (a) there has been damage to any electrical plant, electric line or metering equipment through which such premises are supplied with electricity; or

     (b) there has been interference with the metering equipment through which such premises are supplied to alter its register or prevent it from duly registering the quantity of electricity supplied,

     the licensee shall, as soon as reasonably practicable, inform that person (the person supplying electricity to the premises in question) of the incident in question.

Condition 8. Provisions Relating to the Connection of Metering Equipment

1. On application made by any person the licensee shall, subject to paragraph 5, offer to enter into an agreement authorising that person to connect metering equipment to the licensee's distribution system.

2. In making an offer to enter into an agreement specified in paragraph 1, the licensee shall set out:

     (a) the date from which the applicant is authorised to undertake connections;

     (b) the procedures to be adopted by the applicant when making connections, with particular regard to those relating to safety; and

     (c) such other detailed terms as are or may be appropriate for the purposes of the agreement.

3. The licensee shall offer terms for an agreement in accordance with paragraph 1 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

4. In the offering of the terms in accordance with paragraph 1, the licensee shall not show undue preference to or exercise undue discrimination against any person or class or classes of persons and shall not offer terms or operate in such a way as to restrict, distort or prevent competition.

5. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement where to do so would be likely to cause the licensee to be in breach of those provisions referred to at paragraph 7(a) of standard condition 4B (Requirement to Offer Terms for Use of System and Connection).

6. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under this condition, the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable.

7. If the licensee or other party to such agreement proposes to vary the terms of any agreement entered into pursuant to this condition in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

8. In so far as any person entitled or claiming to be entitled to an offer under this condition wishes to proceed on the basis of an agreement or a variation to it as settled by the Authority pursuant to paragraphs 6 and 7, the licensee shall forthwith enter into and implement such agreement or variation in accordance with its terms.

Condition 9. Distribution Code

1. The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this condition) comply with a Distribution Code:

     (a) covering all material technical aspects relating to connections to and the operation and use of the licensee's distribution system or (in so far as relevant to the operation and use of the licensee's distribution system) the operation of electric lines and electrical plant connected to the licensee's distribution system and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

     (b) which is designed so as:

         (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the distribution of electricity; and

         (ii) to facilitate competition in the generation and supply of electricity.

2. The Distribution Code in force at the date this condition comes into force shall be sent to the Authority for its approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the Distribution Code and its implementation. Following any such review, the licensee shall send to the Authority:

     (a) a report on the outcome of such review; and

     (b) any proposed revisions to the Distribution Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph 1(b); and

     (c) any written representations or objections from authorised electricity operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the Distribution Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 must receive the prior approval of the Authority before being implemented.

4. Having regard to any written representations or objections referred to in sub-paragraph 2(c), and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the Distribution Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.   The Distribution Code shall include:

     (a) a distribution planning and connection code containing:

         (i) connection conditions specifying the technical, design and operational criteria to be complied with by any person connected or seeking connection to the licensee's distribution system; and

         (ii) planning conditions specifying the technical and design criteria and procedures to be applied by the licensee in the planning and development of the licensee's distribution system and to be taken into account by persons connected or seeking connection with the licensee's distribution system in the planning and development of their own plant and systems; and

     (b) a distribution operating code specifying the conditions under which the licensee shall operate the licensee's distribution system and under which persons shall operate their plant and/or distribution systems in relation to the licensee's distribution system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee's distribution system under both normal and abnormal operating conditions.

6. The licensee shall give or send a copy of the Distribution Code (as from time to time revised) to the Authority.

7. The licensee shall (subject to paragraph 8) give or send a copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8. The licensee may make a charge for any copy of the Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any

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     amount specified for the time being for the purposes of this condition in directions issued by the Authority.

9. In preparing, implementing and complying with the Distribution Code (including in respect of the scheduling of maintenance of the licensee's distribution system), the licensee shall not unduly discriminate between or unduly prefer any person or class or classes of persons.

10. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under the Distribution Code in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

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Condition 9A. Compliance with other Distribution Codes

1. The licensee shall comply with the provisions of the other Distribution Codes insofar as applicable to the licensee or the licensee's distribution business.

2. The Authority may, following consultation with the licensed distributor(s) responsible for any other Distribution Code(s) and any authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation in paragraph 1 in respect of such parts of the other Distribution Code(s) and to such extent and subject to such conditions as may be specified in those directions.

                                       52

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Condition 10. Balancing and Settlement Code and NETA Implementation

1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2. The licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3. The programme implementation scheme is a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

     (a) any modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

     (b) any conditions imposed by any exemption from the requirement to hold any such licence; and

     (c) the matters envisaged by such modifications and conditions.

4.   The programme implementation scheme may include provisions, inter alia,

     (a) to secure or facilitate the amendment of any of the core industry documents;

     (b) to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

     (c) for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

     (d) for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the

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

         systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

     (e) for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement;

     (f) for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

     (g) for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the start of the first period for trading under the BSC as determined by the Secretary of State.

5. (a) The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in such direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

     (b) The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

6. If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and/or imposed on the licensee by paragraphs 2 and 5 of this condition, and those imposed on the licensee by any other condition, the provisions of paragraph(s) 4(a), 2 and/or 5 (as appropriate) shall prevail.

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

7. Without prejudice to paragraph 2, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.   In this condition:

     "BSC" means the balancing and settlement code required to be in place, pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

     "BSC Framework Agreement"       means the agreement of that title, in the
                                     form approved by the Secretary of State, by which the BSC is made contractually binding between the parties to that agreement, as from time to time amended, with the consent of the Secretary of State.

     "core industry documents"       mean those documents which:

                                     (a)  in the Secretary of State's opinion
                                          are central industry documents
                                          associated with the activities of the
                                          licensee and authorised electricity
                                          operators, the subject matter of which
                                          relates to or is connected with the
                                          BSC or the balancing and settlement
                                          arrangements, and

                                     (b)  have been so designated by the
                                          Secretary of State.

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Condition 11. Change Co-ordination for NETA

1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents , such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2. For the purposes of paragraph 1, core industry documents has the meaning given in paragraph 8 of standard condition 10 (Balancing and Settlement Code and NETA Implementation).

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Condition 12. Settlement Agreement for Scotland

1. In so far as the licensee shall distribute or offer to distribute electricity within any area of Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the distribution business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2. In this condition: "Settlement Agreement for Scotland" means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) of each of the electricity distribution licences of SP Distribution Limited, and Scottish Hydro-Electric Power Distribution Limited (and any other name by which any of these companies come to be known), as from time to time revised with the approval of the Authority.

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

Condition 12A. Compliance with the Trading Code in Scotland

1. (a) Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland, the licensee shall comply with the provisions of the Trading Code during any period that the licensee is a member of the trading system established by the Trading Code, including any requirements thereunder for the Authority's approval or consent, for compliance with directions issued by the Authority or relating to determinations made by the Authority.

     (b) The Authority may (following consultation with such other members of such trading system as the Authority shall consider appropriate) issue directions relieving the licensee of its obligation under sub-paragraph
         (a) in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

2.   In this condition:

     "Trading Code"                  means the trading code required to be
                                     adopted pursuant to standard condition D2
                                     (Trading Code for Scotland) of the standard conditions of transmission licences and approved by the Authority as from time to time revised with the approval of the Authority.

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

Condition 13. Change Co-ordination for the Utilities Act 2000

1. The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2. In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3. For the purposes of this condition, "industry framework document" means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

     (a) the Pooling and Settlement Agreement;
     (b) the Balancing and Settlement Code;
     (c) Master Connection and Use of System Agreement or the Connection and Use of System Code;
     (d) the Settlement Agreement for Scotland;
     (e) the Master Registration Agreement;
     (f) the Data Transfer services Agreement;
     (g) the Radio Teleswitch Agreement;
     (h) any Grid Code or Scottish Grid Code;
     (i) any Distribution Code;
     (j) the Trading Code;
     (k) the Fuel Security Code;
     (l) any agreement for use of an interconnector or Scottish interconnection; and

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

     (m) any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4. Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5. This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

                                       60

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Condition 14. The Master Registration Agreement

1. The licensee shall be a party to and shall comply with the provisions of the Master Registration Agreement.

Condition 15. Compliance with the Grid Codes

1. The licensee shall comply with the provisions of every Grid Code in so far as applicable to it.

2. The Authority may (following consultation with the transmission company responsible for the relevant Grid Code) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such Grid Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 16. Security Arrangements

1. Insofar as the licensee shall distribute or offer to distribute electricity within any area of England and Wales, the licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2. Insofar as the licensee shall distribute or offer to distribute electricity within any area of Scotland:

     (a) if so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act; and

     (b) the licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

3.   In this condition:

     "Fuel Security Code"            means the document of that title designated
                                     as such by the Secretary of State as from time to time amended.

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

Condition 17. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are of pensionable age or disabled or chronically sick.

2.   The code of practice shall include arrangements whereby the licensee will:

     (a) maintain a register of customers who have special communication needs or depend on electricity for medical reasons by virtue of being of pensionable age or disabled or chronically sick, and who require advance notice of planned interruptions to the supply of electricity, comprising the relevant details of each customer who requests or whose supplier requests his inclusion on it;

     (b) give to all customers so registered, either via the relevant supplier or, where appropriate, directly, in respect of interruptions to the supply of electricity, such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice, provided that where the licensee is providing the supplier with any such information, the licensee shall provide such information as soon as is practicable; and

     (c) in the case where the request for the inclusion in the register is made directly to the licensee, provide the relevant supplier with the relevant details in such form and at such intervals as is relevant to the supplier's licence obligations.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 18. Provision of Services for Persons who are Blind or Deaf

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2. The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge:


       (a) make available to blind and partially sighted domestic customers a facility for enquiring or complaining about any service provided by the licensee, by telephone or other appropriate means; and

       (b) make available to deaf and hearing impaired domestic customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any service provided by the licensee.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 19. Code of Practice on Procedures with Respect to Site Access

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice setting out the principles and procedures the licensee will follow in respect of any person acting on its behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the licensee:

       (a)    possess the skills necessary to perform the required duties;

       (b)    are readily identifiable to members of the public;

       (c)    use passwords provided for vulnerable customers;

       (d)    are appropriate persons to visit and enter customers' premises;

       (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the safety and security of the supply of the electricity; and

       (f) comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 20.  Payments in Relation to Standards of Performance

1 The licensee shall not enter into a use of system agreement with any electricity supplier that does not provide for the licensee to make payments in respect of the performance of the distribution business of the licensee to the electricity supplier for the benefit of any customer of that electricity supplier equivalent to such sums as would have been paid pursuant to any provision of Regulations made under section 39A of the Act.

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

Condition 21. Complaint Handling Procedure

1. The licensee shall, no later than 1 November 2001, prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its distribution business.

2. Any procedure established in accordance with this condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3. This condition is subject to the provisions of standard condition 22 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 22. Preparation, Review of and Compliance with Customer Service Codes

1. This condition applies to any code of practice required to be prepared by the licensee pursuant to standard condition 17 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), standard condition 18 (Provision of Services for Persons who are Blind or Deaf), standard condition 19 (Code of Practice on Procedures in Respect of Site Access) and standard condition 21 (Complaint Handling Procedure) of this licence.

2. In first preparing such a code the licensee shall, prior to submitting that code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the licensee first submitting such code to the Authority for its approval the Authority notifies the licensee that the Authority considers the code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4. The licensee shall, whenever requested to do so by the Authority, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The licensee shall submit any revision of such code which, after consulting the Consumer Council in accordance with paragraph 5, the licensee wishes to make, to the Authority for its approval and following its approval in writing shall then revise the code accordingly.

7.       The licensee shall:

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

       (a) as soon as practicable following the preparation of any code or any revision made to it send to the Authority and the Consumer Council a copy of such code or such revision (in each case in the form approved by the Authority);

       (b) at least once in each year, draw the attention of those customers to whom such code applies, to the existence of the code and of each substantive revision of it and to the means by which a copy of such code may be inspected in its latest form, in such manner as in the reasonable opinion of the licensee will give adequate publicity to it; and

       (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the foregoing procedures.

9. The licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Authority or any revision to such code approved by the Authority.

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Condition 23. Record of and Report on Performance

1. The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 17 to 22 and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2. The licensee shall keep a statistical record of its performance in relation to the provision of services to domestic customers.

3. The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

       (a) publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

       (b)    send a copy of it free of charge to any person requesting one,

       except that, in performing its obligations under sub-paragraphs (a) and
       (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual domestic customers referred to therein cannot readily be identified.

5. The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Authority for the purposes of this condition.

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

Condition 24. Provision of Information to the Authority

1. Subject to paragraphs 5 and 7, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

       (a)    the functions conferred on it by or under the Act; and

       (b) any functions transferred to or conferred on it by or under the Utilities Act 2000.

2. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller ("the information covenantor") will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it in paragraph
       1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

3. The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 2, and shall comply with any direction from the Authority to enforce any undertaking so procured.

4. The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or,

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

       where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

       (a) an undertaking complying with paragraph 2 is not in place in relation to that ultimate controller; or

       (b)    there is an unremedied breach of such undertaking; or

       (c) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 3 of this condition.

5. The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

6. The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity distribution licence) which the Authority proposes to publish pursuant to section 48 of the Act.

7. This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

8. The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

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Condition 25. Long Term Development Statement

1.     The purposes of this condition are:

       (a) to secure the provision by the licensee of information which will assist any person who contemplates entering into distribution arrangements with the licensee to identify and evaluate the opportunities for doing so; and

       (b) to ensure the general availability of such information in the public domain.

2. Where the Authority gives the licensee a direction to do so, the licensee shall prepare and maintain a statement in such form as may be specified in the direction for the purposes of this condition generally, containing, with respect to each of the 5 succeeding years on a rolling basis beginning with 1st April in any year, such information as it is reasonably practicable for the licensee to provide which identifies or relates to the matters specified in paragraph 4.

3. The direction specified in paragraph 2 may be given by the Authority at any time during a year. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the direction. The licensee shall be obliged to include in the first such statement prepared the information referred to in paragraph 2 with respect to each year of the 5 succeeding years on a rolling basis beginning with 1st April of the year in which the direction is given.

4.     The matters referred to at paragraph 2 are:

       (a)    the use likely to be made of the licensee's distribution system;

       (b)    the likely development of the licensee's distribution system;

       (c) the likely development of those facilities which the licensee expects to be taken into account from time to time in determining charges for making connections to its distribution system and for use of system;

       (d) the licensee's plans for modifying its distribution system, including works which it expects to be carried out for that purpose within the forthcoming 2 years (from the date of the statement);

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

       (e) the identification of those parts of the licensee's distribution system which are likely to reach the limit of their capability during the succeeding 5 year period, including those parts which may experience thermal overloading, voltage problems or excess fault levels;

       (f) the licensee's plans to alleviate or rectify any predicted shortcomings in the operation and/or capability of its distribution system; and

       (g) (where applicable) how the actual developments in the recent past compared with the licensee's plans contained in previous statements.

5. Any statement to be prepared by the licensee pursuant to paragraph 2 shall be prepared within 3 months of the giving of the relevant direction.

6. Except in so far as the Authority otherwise consents, the licensee shall on an annual basis prepare a revision of any statement prepared under paragraph 2 so as to ensure that, so far as is reasonably practicable, the information in the revised statement is up to date.

7. The licensee shall, subject to any requirement to comply with the listing rules (within the meaning of Part IV of the Financial Services Act 1986) of The Stock Exchange and with paragraph 8 -

       (a) furnish the Authority with a copy of the statement prepared under paragraph 2 and of each revision of the statement prepared under paragraph 6;

       (b) in such form and manner as the Authority may direct, publish such a summary of the statement or, as the case may be, of a revision of the statement as will assist a person in deciding whether to ask for a copy of the statement;

       (c) prepare a version of the statement or revision which excludes, so far as is practicable, any such matter as is mentioned in paragraph 8 and send a copy thereof to any person who asks for one and makes such payment to the licensee in respect of the cost thereof as it may require not exceeding such amount as the Authority may from time to time approve for the purposes hereof.

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8.     In complying with the requirements of paragraph 7(b), the licensee shall have regard to the need for excluding, so far as is practicable, any matter which relates to the affairs of a person where the publication of that matter would or might seriously and prejudicially affect his interests.

9. Any question arising under paragraph 8 as to whether the publication of some matter which relates to the affairs of a person would or might seriously and prejudicially affect his interests shall be determined by the Authority.

10. A direction given under paragraph 2 is only effective where the Authority has informed the licensee of its intention to do so in a notice which:

       (a) states the date on which it is proposed that the direction should take effect;

       (b) sets out the proposed contents of the direction with respect to the form in which the statement is to be prepared and maintained for the purposes of this condition;

       (c) specifies the time (not being less than 28 days from the date of the notice) within which representations with respect to the proposed direction may be made,

       and has considered any representations which are duly made by the licensee and are not withdrawn.

11. Any consultation undertaken by the Authority with the holder of a licence granted under section 6(1)(c) of the Act before the determination of this standard condition by the Secretary of State pursuant to section 33(1) of the Utilities Act 2000 shall be effective for the purposes of paragraph 10.

12. In this condition, "distribution arrangements" includes distribution arrangements which relate to -

       (a)    the utilisation of the licensee's distribution system; and

       (b)    connections to the licensee's distribution system. -

Condition 26. Compliance with CUSC

1. Insofar as the licensee distributes or offers to distribute to any premises situated in England and Wales, the licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC and, if it is party to the agreement known as the Master Connection and Use of System Agreement ("MCUSA"), execute such other documents as shall be stated as required to be made in any direction issued by the Authority to enable the MCUSA and its supplemental agreements and ancillary service agreements (as defined or referred to in MCUSA) and any associated agreements derived from MCUSA to be amended appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and, so far as is appropriate, associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

2. The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment)as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

3. For the avoidance of doubt, paragraph 2 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the core industry documents which the Authority may have.

4.     In this condition:

       "bilateral agreement"             means an agreement between the holder
                                         of a  transmission licence in England
                                         and Wales and a CUSC user supplemental
                                         to the CUSC relating to a direct
                                         connection to that transmission system
                                       identifying the relevant connection site and setting out other site specific details in relation to that connection to the transmission system, including provisions relating to payment of connection charges.

       "construction agreement"        means an agreement between the holder of
                                       a transmission licence in England and
                                       Wales and a CUSC user in respect of
                                       construction works required on that
                                       transmission system and the associated
                                       construction works of the CUSC user in
                                       relation to a connection to the
                                       transmission system or in relation to a
                                       generating station connected to a
                                       distribution system in England and Wales, whether for the initial connection or a modification of the connection.

       "core industry documents"       means those documents which have been
                                       designated by the Secretary of State as
                                       such.

       "CUSC" means the Connection and Use of System Code required to be in place pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

       "CUSC Framework Agreement"      means the agreement of that title, in the
                                       form approved by the Secretary of State, by which the CUSC is made contractually binding between the parties to that agreement, as amended from time to time with the approval of the Secretary of State.

Condition 27.  Not used

Condition 28.  Not used

Condition 29. Disposal of Relevant Assets

1. The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2. Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

       (a)   where:

             (i) the Authority has issued directions/2/ /3/ for the purposes of this condition containing a general consent (whether or not subject to conditions) to:

                    (aa)    transactions of a specified description; or

                    (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

             (ii) the transaction or the relevant assets are of a description to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject; or

       (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

4. Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

       (a) the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third

__________________

/2/Direction issued under Condition 20 of Scottish Power plc licence now Standard Condition 29 of this licence (01.04.92)
/3/ General Consent issued under Standard Condition 29 of this licence
(01.10.01)
              party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished to) of such conditions as the Authority may specify; or

       (b) the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.     In this condition:

       "disposal"                     means:

                                      (a)       in relation to disposal of a
                                                relevant asset situated in
                                                England and Wales includes any
                                                sale, gift, exchange,
                                                assignment, lease, licence,
                                                loan, mortgage, charge, or grant
                                                of any other encumbrance or the
                                                permitting of any encumbrance to
                                                subsist or any other
                                                disposition;

                                      (b)       in relation to disposal of a
                                                relevant asset situated in
                                                Scotland includes the grant of
                                                any disposition, conveyance,
                                                contract of excambion, any
                                                lease, assignation, licence, the
                                                grant of any right of
                                                possession, loan, standard
                                                security, floating charge to a
                                                third party, or the grant of any
                                                servitude right, wayleave or any
                                                other transaction or event which
                                                is capable under any enactment
                                                or rule of law of affecting the
                                                title to a registered interest
                                                in land

                                      and "dispose" and cognate expressions
                                      shall be
                                                 construed accordingly;
         "relinquishment of operational
         control" includes, without limitation, entering into any agreement or arrangement whereby operational control of a relevant asset or relevant assets is not or ceases to be under the sole management of the licensee.

Condition 30.  Not used

Condition 31.  Not used

SECTION C.  DISTRIBUTION SERVICES OBLIGATIONS

Condition 32.  Interpretation of Section C (Distribution Services Obligations)

1. In this Section of the standard conditions, unless the context otherwise requires:

         "data transfer catalogue"             has the meaning given at
                                               paragraph 5(c) of standard
                                               condition 37 (The Metering Point
                                               Administration Service and the
                                               Master Registration Agreement).

                                               means the data transfer service
         "data transfer service"               and service facility to be
                                               established, operated and
                                               maintained by the licensee, in
                                               conjunction and co-operation with
                                               all other distribution services
                                               providers, in accordance with and
                                               comprising the elements set out
                                               in standard condition 38
                                               (Establishment of a Data Transfer
                                               Service).


         "Metering Point Administration        means the service to be
         Service"                              established, operated and
                                               maintained by the licensee in
                                               accordance with standard
                                               condition 37 (The Metering Point
                                               Administration Service and the
                                               Master Registration Agreement).

         "metering point administration        means the services of the
         services"                             Metering Point Administration
                                               Service established in accordance
                                               with standard condition 37 (The
                                               Metering Point Administration
                                               Service and the Master
                                               Registration Agreement) or, where
                                               the context requires, means the
                                               equivalent services provided by
                                               any other distribution services
                                               provider in accordance with the
                                               provisions of its distribution
                               licence.

                               means the purpose of all or any of the following:
"permitted purpose"
                               (a) the distribution business or any other business or activity within the limits of paragraph 4 of standard condition 43 (Restriction on Activity and Financial Ring Fencing);

                               (b) any business or activity to which the Authority has given its consent in writing in accordance with paragraph 3
                                         (d) of condition 43;and

                               (c) without prejudice to the generality of sub-paragraph (a), any payment or transaction lawfully made or undertaken by the licensee for a purpose within sub-paragraphs 1(b)(i) to (vii) of standard condition 47 (Indebtedness);

Condition 32A.  Convenience Customers

1. The licensee shall establish and maintain an accurate list of any convenience customers.

2. The licensee shall update the list referred to in paragraph 1 at least once in every period of 12 months.

Condition 33.  Not used

Condition 34. Compulsory Acquisition of Land etc

1. The powers and rights conferred by or under the provisions of Schedule 3 to the Act (Compulsory Acquisition of Land etc. by Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

       (a)   are comprised within its distribution business; and

       (b) are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee's distribution system, whether or not connected to such system.

Condition 35.  Other Powers etc.

1. The powers and rights conferred by or under the provisions of Schedule 4 to the Act (Other Powers etc. of Licence Holders) shall have effect in relation to the licensee to enable the licensee to carry on the activities authorised by this licence and which:

       (a)   are comprised within its distribution business; and

       (b) are carried on within the distribution services area or necessitate the use of the licensee's distribution system, including any extension of or addition to the licensee's distribution system, whether or not connected to such system.

Condition 36. Basis of Charges for Distributor Metering and Data Services:
Requirements for Transparency

1. The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of each of the distributor metering and data services, in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which the person would become liable to pay for the provision of such services and of the other terms, likely to have a material impact on the conduct of the person's business, upon which the service would be provided and (without prejudice to the foregoing) including the information set out in paragraph 2.

2. The statements referred to at paragraph 1 shall include a schedule of charges for each of the distributor metering and data services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

3. The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as the Authority may specify in that direction.

4. The licensee shall not in setting its charges for, or in setting the other terms that will apply to the provision of any of the distributor metering and data services, restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meter maintenance or data retrieval services.

5.     The licensee:

       (a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraph 1 in order that the information set out in such statements shall continue to be accurate in all material respects; and

       (b) may, with the approval of the Authority, from time to time alter the form of such statements.

6. The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement, to the Authority.

7. The licensee shall give or send a copy of the statement prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statement, to any person who requests a copy of such statement or statements.

8. The licensee may make a charge for any statement given or sent pursuant to paragraph 7 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority's estimate of the licensee's reasonable costs of providing such a statement.

Condition 36A. Non-Discrimination in the Provision of Distributor Metering and Data Services

1. In the provision of any of the distributor metering and data services, the licensee shall not discriminate between any persons or class or classes of persons.

2. Without prejudice to paragraph 1, and subject to the provisions of standard condition 36 (Basis of Charges for Distributor Metering and Data
       Services: Requirements for Transparency), the licensee shall not make charges for the provision of any of the distributor metering and data services to any person or class or classes of persons which differ from the charges for such provision to any other person or class or classes of person except in so far as such differences reasonably reflect differences in the costs associated with such provision.

Condition 36B. Requirement to offer Terms for the Provision of Distributor Metering and Data Services

1. This condition sets out the obligations relating to the following services:

       (a) the provision of metering equipment which, at the discretion of the licensee, may be metering equipment which is owned by him or by any person other than the person making such application;

       (b) the installation, commissioning, testing, repair, maintenance, removal and replacement of metering equipment;

       (c) metering point administration services pursuant to and in accordance with the Master Registration Agreement; and

       (d)   data transfer services.

2. On application made by any person, the licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision within its distribution services area of such of the services described in sub-paragraphs 1(a), (b) and (c) as may be required.

3. On application made by any person the licensee shall (subject to paragraph 6) offer to enter into an agreement for the provision of data transfer services.

4. In making an offer pursuant to this condition to enter into any agreement, the licensee shall set out:

       (a) the date by which the services required shall be provided (time being of the essence, unless otherwise agreed between parties);

       (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

             (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraph 1 of standard condition 36 (Basis of Charges for Distributor Metering and Data Services: Requirements for Transparency) or any revision thereof;

             (ii) to be set in conformity with the requirements of standard condition 36 (Basis of Charges for Distributor Metering and Data Services: Requirements for Transparency); and

       (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The licensee shall offer terms for agreements in accordance with paragraphs 2 and 3 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to involve the licensee being:

       (a)   in breach of its duties under section 9 of the Act;

       (b) in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the distribution business;

       (c)   in breach of any Grid Code or Distribution Code; or

       (d)   in breach of the conditions.

7. The licensee shall undertake each of the services referred to in paragraph 1 in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of the licence and of the Act in so far as they relate to the provision of those services.

8. In the provision of any of the services referred to in paragraph 1 the licensee shall not restrict, distort or prevent competition in the supply of electricity.

9. The services referred to in paragraph 1 shall collectively be referred to as the distributor metering and data services. For the avoidance of doubt distributor metering and data services as referred to in this licence excludes data retrieval, data processing and data aggregation.

10.    In this condition:

         "data retrieval"              means services comprising any or all of
                                       the following:

                                       the retrieval and verification of meter
                                       reading data from electricity meters and the delivery of such data to any person for the purpose of data processing.

         "data processing"             means services comprising any or all of
                                       the following:

                                       the processing, validation and estimation of meter reading data, and the creation, processing and validation of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for the purpose of data aggregation.

         "data aggregation"            means services comprising any or all of
                                       the following:

                                       the collation and summation of meter
                                       reading data (whether actual or
                                       estimated) and of data in respect of the consumption of electricity at premises which receive an unmetered supply, and the delivery of such data to any person for settlement purposes.

Condition 36C. Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

       (a) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 6 of standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services); and

       (b) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) should be in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) wishes to proceed on the basis of the agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of any of the distributor metering and data services entered into pursuant to standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 36B (Requirement to Offer Terms for the Provision of Distributor Metering and Data Services) relating to distributor metering and data services in respect of such parts of that condition and to such extent as may be specified in the directions.

Condition 37. The Metering Point Administration Service and the Master Registration Agreement

1. The licensee shall establish, or procure the establishment of, and subsequently operate and maintain, or procure the subsequent operation and maintenance of, a service to be known as the "Metering Point Administration Service."

2. The Metering Point Administration Service shall, within the distribution services area, fulfil the following functions:

       (a) the maintenance of such a register of technical and other data as is necessary to facilitate supply by any electricity supplier to all premises connected to the licensee's distribution system within the distribution services area or, where so requested, connected to another distribution system within the distribution services area and to meet the reasonable requirements of electricity suppliers in respect of such premises for information for settlement purposes, including (where so required):

             (i) the identity of the electricity supplier responsible under the Balancing and Settlement Code (where the distribution services area is within England and Wales) and/or the Settlement Agreement for Scotland (where the distribution services area is within Scotland) for the metering point at such premises;

             (ii) the type of metering equipment installed at each such premises; and

             (iii) a unique and accurate address of each such premises so far as is reasonably practicable having regard to the nature and source of the information provided to the licensee;

       (b) the amendment of the register maintained in accordance with sub-paragraph (a) to reflect changes of electricity supplier in respect of any premises;

       (c) the provision, in a timely and efficient manner, of such data contained in the register as is reasonably required and requested to:

             (i)    any electricity supplier or agent thereof;

             (ii) any person identified in the Balancing and Settlement Code (where the distribution services area is within England and Wales) and/or the Settlement Agreement for Scotland (where the distribution services area is within Scotland) as an appropriate person for the receipt of data for settlement purposes; and

             (iii) any person identified in the Master Registration Agreement as entitled to such data for the purpose of facilitating changes of electricity supplier in respect of any premises; and

       (d) the maintenance of an enquiry service for the provision to any customer or an electricity supplier, on request and free of charge to that customer, of such data contained in the register as is relevant to the supply of electricity to premises which are (or are to be) owned or occupied by the customer, and the taking of such steps as will in the opinion of the licensee secure adequate publicity for the operation of the enquiry service.

3. The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers, to prepare and maintain a form of agreement to be known as the Master Registration Agreement.

4.     The Master Registration Agreement shall be an agreement made between:

       (a) on the one part, the licensee and all other distribution services providers in their capacity as providers of metering point administration services; and

       (b)   on the other part:

             (i) all electricity suppliers (or their agents) which require the provision of metering point administration services from at least one distribution services provider; and

             (ii) such other persons as are, for settlement purposes, appropriate parties to the agreement.

5.     The Master Registration Agreement shall comprise:

       (a) terms for the provision of metering point administration services in accordance with the requirements of paragraph 2 and the equivalent requirements in the distribution licences of all other distribution services providers;

       (b) provisions to facilitate, and procedures and practices to be followed by electricity suppliers in relation to changes of electricity supplier in respect of any premises;

       (c) a catalogue of definitions, flows and forms of such data as may require to be transferred by or to parties to the Master Registration Agreement, or as between any persons for settlement purposes or for any related purposes (the "data transfer catalogue");

       (d) arrangements for the variation of the Master Registration Agreement following consultation with the parties, or representatives of the parties, to that agreement;

       (e) provisions (which shall require to be approved in advance by the Authority) by virtue of which the whole or specified parts of the Master Registration Agreement shall not be capable of variation without the prior approval of the Authority; and

       (f) such other matters as are or may be appropriate for the development, maintenance and operation of an efficient, co-ordinated and economical system for the supply of electricity and for the purpose of facilitating competition in electricity supply.

Condition 38. Establishment of a Data Transfer Service

1. The licensee shall use its best endeavours, in conjunction and co-operation with all other distribution services providers:

       (a) to establish, or to procure the establishment of, a service to be known as the data transfer service; and

       (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance of, such data transfer service in accordance with the provisions of this condition.

2.     The data transfer service shall:

       (a) provide a network over which may be made all of the electronic data transfers specified at paragraph 3;

       (b)   operate and maintain that network; and

       (c) provide a connection to that network, on request, to any person who is or will be a party to any of the electronic data transfers specified at paragraph 3.

3. The electronic data transfers specified at this paragraph are those which are reasonably required for any of the purposes set out at paragraph 4 and which are made between:

       (a) a Metering Point Administration Service operator and an electricity supplier or any agent thereof;

       (b) a Metering Point Administration Service operator and any person identified in the Balancing and Settlement Code or the Settlement Agreement for Scotland as an appropriate person for the receipt of data from the Metering Point Administration Service operator for settlement purposes;

       (c) any transmission company (or any agent thereof) or Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and an electricity supplier (or any agent thereof);

       (d) an electricity supplier (or any agent thereof) and another electricity supplier (or any agent thereof);

       (e)   an electricity supplier and any of its agents;

       (f)   different agents of the same electricity supplier;

       (g) electricity suppliers (or their agents) and generators (or their agents) which are parties to the Settlement Agreement for Scotland; and

       (h) Scottish Electricity Settlements Limited or its successor in title (or any agent thereof) and any person (or any agent thereof) who is a party to or complies with the Settlement Agreement for Scotland.

4.     The purposes of this paragraph are to:

       (a) meet obligations with respect to the transfer of data for settlement purposes;

       (b)   communicate meter reading and meter standing data;

       (c)   facilitate the provision of metering point administration services;

       (d)   communicate distribution use of system information; and

       (e) fulfil such other requirements relating to the transfer of data as may be requisite for the supply of electricity to customers and compliance by electricity suppliers with the Master Registration Agreement.

5. The data transfer service shall, where relevant, transmit data in a form which complies with the provisions of the data transfer catalogue.

6. In fulfilling its obligations under paragraph 1 the licensee shall not, or (if appropriate) shall ensure that any third party acting on the licensee's instruction or behalf shall not, restrict, distort or prevent competition in the provision of meters, meter maintenance, data retrieval, data processing, data aggregation or prepayment meter services and markets for any of the distributor metering and data services.

7. Any obligation placed on the licensee under standard conditions 36A to 36C in respect of the provision of the data transfer service shall (for the purposes of those conditions) be treated as a requirement on the licensee to use its best endeavours, in conjunction and co-operation with all other distribution services providers, to fulfil that obligation or to procure the fulfilment of that obligation by a third party, and standard conditions 36A to 36C shall apply mutatis mutandis to the provision of data transfer services by the

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       distribution services providers acting co-operatively and by means of procurement of third party services.

8. Further, in relation to the provision of data transfer services the reference at paragraph 1 of standard condition 36C (Functions of the Authority) to the licensee failing to enter into an agreement shall be a reference to the licensee, in conjunction with all other distribution services providers, failing to enter into, or failing to procure that a third party enters into, an agreement for the provision of those services.

9.     In this condition:

       "Metering Point Administration Service means the licensee or any other distribution services operator" provider in its capacity as a provider of metering point administration services.

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Condition 39. Restriction on Use of Certain Information and Independence of the
Distribution Business

1.     In this Condition:

       "Confidential Information" means information relating to, or derived from, the distribution business which is not published or otherwise legitimately in the public domain; and

       "Relevant supplier or shipper" means the holder of an electricity or gas supply licence or a gas shipper's licence, which is an affiliate or related undertaking of the licensee.

2. The Licensee shall put in place and at all times maintain managerial and operational systems which prevent any relevant supplier or shipper from having access to confidential information except and to the extent that such information:

       (a) is made available on an equal basis to any gas or electricity supplier or gas shipper or

       (b) appertains to a customer who at the time to which the information relates was a customer of the relevant supplier.

3. The Licensee shall at all times manage and operate the Distribution Business in a way calculated to ensure that it does not restrict, prevent or distort competition in the supply of electricity or gas or the shipping of gas or the generation of electricity.

4. Unless otherwise directed by the Authority, the Licensee shall no later than 31 May 2002 have in place a statement (in this condition "the statement"), approved by the Authority, describing the practices, procedures and systems which the Licensee has adopted (or intends to adopt) to secure compliance with paragraphs 2 and 3.

5. Where the Authority does not indicate otherwise within 60 days of receipt of the statement, the statement shall be deemed to be approved by the Authority.

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6.     The statement shall in particular (but without prejudice to the generality of paragraphs 2 and 3) set out how the Licensee shall:

       (a) maintain the full managerial and operational independence of the Distribution Business from any relevant shipper or supplier;

       (b) maintain the branding of the Distribution Business so that it is fully independent from the branding used by any relevant supplier or shipper;

       (c)   secure that any arrangements for the use of or access to:

             (i) premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the Distribution Business;

             (ii) systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the Distribution Business also have access;

             (iii) equipment, facilities or property employed for the management or operation of the Distribution Business; or

             (iv) the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the Distribution Business;

             by any relevant supplier or shipper or by any person engaged in or in respect of the activities of such a relevant supplier or shipper shall be such as to prevent any breach of the requirements of those paragraphs; and

       (d) manage the transfer of employees from the Distribution Business to any relevant supplier or shipper. The Licensee may, with the approval of the Authority, revise the statement prepared in accordance with paragraph 4.

7. The Licensee shall take all reasonable measures to ensure compliance with the terms of the statement as from time to time revised and approved by the Authority.

8. The Licensee shall publish a copy of the approved statement prepared in accordance with paragraph 4 (or the latest approved revision) on its company's website within five working days of its approval by the Authority.

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Condition 40.  Appointment of Compliance Officer

1. The Licensee shall ensure, following consultation with the Authority, that a competent person (who shall be known as the "compliance officer") shall be appointed for the purpose of facilitating compliance by the Licensee with standard condition 39, paragraph 1 of standard conditions 4A and 36A, and, insofar as it relates to relationships with suppliers and shippers, standard condition 41.

2. The Licensee shall at all times ensure that the compliance officer is engaged for the performance of such duties and tasks as the Licensee considers it appropriate to assign to him for the purposes specified at paragraph 1, which duties and tasks shall include those set out at paragraph 5.

3.     The Licensee shall procure that the compliance officer:

       (a) is provided with such staff, premises, equipment, facilities and other resources; and

       (b) has such access to the Licensee's premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties and tasks assigned to him.

4. The Licensee shall make available to the compliance officer a copy of any complaint or representation received by it from any person in respect of a matter arising under or by virtue of those standard conditions and parts of standard conditions specified in paragraph 1.

5.     The duties and tasks assigned to the compliance officer shall include:

       (a) providing relevant advice and information to the Licensee for the purpose of ensuring its compliance with the relevant duties;

       (b) monitoring the effectiveness of the practices, procedures and systems adopted by the Licensee in accordance with the statement referred to at paragraph 4 of standard condition 39;

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       (c)   advising whether, to the extent that the implementation of such practices, procedures and systems requires the co-operation of any other person, they are designed so as reasonably to admit of the required co-operation;

       (d) investigating any complaint or representation made available to him in accordance with paragraph 4;

       (e) recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

       (f) providing relevant advice and information to the Licensee for the purpose of ensuring its effective implementation of:

             (i) the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

             (ii) any remedial action recommended in accordance with sub-paragraph (d); and

       (g) reporting annually to the directors of the Licensee in respect of each year after this standard condition comes into force as to his activities during the period covered by the report, including the fulfilment of the other duties and tasks assigned to him by the Licensee.

6. As soon as is reasonably practicable following each annual report of the compliance officer, the Licensee shall produce a report:

       (a) as to its compliance during the relevant year with the relevant duties; and

       (b) as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39.

7.     The report produced in accordance with paragraph 6 shall in particular:

       (a) detail the activities of the compliance officer during the relevant year;

       (b) refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 4 of standard condition 39; and

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       (c)   set out the details of any investigations conducted by the compliance officer, including:

             (i) the number, type and source of the complaints or representations on which such investigations were based;

             (ii)   the outcome of such investigations; and

             (iii) any remedial action taken by the Licensee following such investigations.

8. The Licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 6, and shall publish the report on its website.

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Condition 41. Prohibition of Cross-Subsidies

1. The licensee shall procure that the distribution business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.

2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act, shall be regarded as a cross-subsidy for the purposes of this condition.

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Condition 42. Regulatory Accounts

1. The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for the consolidated distribution business and showing the financial affairs of the consolidated distribution business.

2. Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate), the licensee shall:

     (a) keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the consolidated distribution business so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

     (b) prepare on a consistent basis from such accounting records in respect of:

          (i) each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of the consolidated distribution business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

               (aa) charged from or to any other business together with a description of the basis of that charge; or

               (bb) determined by apportionment or allocation between the consolidated distribution business and any other business together with a description of the basis of the apportionment or allocation; and

          (ii) the first six months of each financial year, an interim profit and loss account; and

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          (iii) each financial year, sufficient accounting information in respect of the consolidated distribution business to allow the preparation of consolidated accounting statements of the licensee or, where applicable, the ultimate controller. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto;

     (c) procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated distribution business to which the statements relate; and

     (d) deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors' report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph
          (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors' report and accounting information referred to in sub-paragraphs (b)(i),
          (b)(iii) and (c).

3. Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority's prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4. Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by

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     the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5. Accounting statements and information in respect of a financial year prepared under sub-paragraph 2(b)(i) and (b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

     (a) have the same content and format as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

     (b)  state the accounting policies adopted; and

     (c) with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6. Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and (b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for the consolidated distribution business covering the same period, which shall comprise and show separately:

     (a) a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

          (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

          (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those

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               accounts have been determined on any basis mentioned in paragraph
               31 of section C of Part II of Schedule 4 to the Companies Act
               1985;

     (b) in respect of the consolidated distribution business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the consolidated distribution business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

     (c) such other current cost information as is referred to in the handbook as the Authority may reasonably require;

     and shall deliver the same, together with an auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

7. References in this condition to costs or liabilities of, or reasonably attributable to, the consolidated distribution business shall be construed as excluding taxation and capital liabilities which do not relate principally to the consolidated distribution business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8. Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.

9.   For the purposes of paragraph 6:

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      "alternative accounting rules"           means the rules set out in
                                               section C of Part II of Schedule
                                               4 to the Companies Act 1985.

      "current cost assets"                    means assets of any description
                                               mentioned in paragraph 31 of
                                               section C of Part II of Schedule
                                               4 to the Companies Act 1985.

      "the handbook"                           means the handbook  issued by the
                                               Accounting Standards Committee of
                                               the Consultative Committee of
                                               Accounting Bodies (CCAB Limited)
                                               or any successor body entitled
                                               "Accounting for the effects of
                                               changing prices: a handbook" in
                                               its current edition for the time
                                               being or in the event that no
                                               such handbook shall be in issue
                                               such guidance or publication as
                                               may be issued in replacement or
                                               substitution therefor.

10.  For the purposes of this condition:

      "consolidated distribution business"     means the consolidation,for
                                               regulatory accounting purposes,
                                               of the businesses referred to in
                                               the definition of "distribution
                                               business" as defined in standard
                                               condition 1 (Definitions and
                                               Interpretation).

      "regulatory accounts"                    means the accounts required to be
                                               prepared by the licensee pursuant
                                               to this condition.

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Condition 42A. Change of Financial Year

1. The definition of "financial year" in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.   Such notice:

     (a) shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

     (b) shall continue in effect until revoked by the licensee issuing a further notice.

3. While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.   Audited group accounts produced in accordance with paragraph 3:

     (a) shall comprise consolidated group accounts in respect of the group of companies;

     (b) shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

     (c) shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

     (d) may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

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     (e)  shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5. The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee's financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee's new financial year-end.

6. No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 42 (Regulatory Accounts). No provisions of this condition shall affect the licensee's obligations in respect of payment of licence fees under standard condition 3 (Payments by the Licensee to the Authority).

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Condition 43. Restriction on Activity and Financial Ring Fencing

1. Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry on any activity other than the distribution business.

2. The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

     (a) shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose; or

     (b) shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the distribution business; or

     (c) investments acquired in the usual and ordinary course of the licensee's treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or in the absence of any such requirement recommended) from time to time for listed companies in the United Kingdom.

3. Subject to the provisions of paragraph 2 nothing in this condition shall prevent:

     (a) any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

     (b) the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

     (c) the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

     (d) the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing;

4. Nothing in this condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a 'relevant

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     associate') conducting de-minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with.

     (a) For the purpose of this paragraph " de-minimis business" means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:

          (i)  the distribution business; and

          (ii) any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

     (b) The licensee or a relevant associate may carry on de-minimis business provided that the relevant associate carries on no other business except activities of the distribution business and business activities authorised by the Authority under paragraph 3(d), and neither of the following limitations is exceeded, namely:

          (i) the aggregate turnover of all the de-minimis business carried on by the licensee and all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2 1/2% of the aggregate turnover of the distribution business as shown by the most recent audited accounting statements of the licensee produced under paragraphs 2(b)(i) and (c) of standard condition 42 (Regulatory Accounts); and

          (ii) the aggregate amount (determined in accordance with sub-paragraph
               (d) below) of all investments made by the licensee and all its relevant associates in their de-minimis business or de-minimis businesses does not at any time after the date this condition takes effect in this licence exceed 2 1/2% of the sum of share capital in issue, share premium and consolidated reserves of the licensee as shown by its most recent audited historical cost financial statements then available.

     (c) For the purpose of sub-paragraph (b) of this paragraph, "investment" means any form of financial support or assistance given by or on behalf of the licensee or a relevant associate for the de-minimis business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

     (d)  At any relevant time, the amount of an investment shall be the sum of:

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          (i)   the value at which such investment was included in the audited historical cost balance sheet of the licensee or a relevant associate as at its latest accounting reference date to have occurred prior to the date this condition takes effect in this licence (or, where the investment was not so included, zero);

          (ii) the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee or a relevant associate in respect of such investment in all completed accounting reference periods since such accounting reference date; and

          (iii) all commitments and liabilities (whether actual or contingent) of the licensee or a relevant associate relating to such investment outstanding at the end of the most recently completed accounting reference period.

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Condition 44.  Availability of Resources

1. The licensee shall at all times act in a manner calculated to secure that it has available to it all such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities on such terms and with all such rights as shall ensure that it is at all times able:

     (a)  to properly and efficiently to carry on the distribution business; and

     (b) to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the distribution business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity distribution.

2. The licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted in June of each year. Each certificate shall be in one of the following forms:

     (a) "After making enquiries, the directors of the licensee have a reasonable expectation that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate."

     (b) "After making enquiries, the directors of the licensee have a reasonable expectation, subject to what is said below, that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the distribution business for a period of 12 months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the distribution business."

     (c) "In the opinion of the directors of the licensee, the licensee will not have available to it sufficient financial resources and financial facilities to enable the licensee to carry

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          on the distribution business for a period of 12 months from the date of this certificate."

3. The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving that certificate.

4. The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5. The licensee shall use its best endeavours to obtain and submit to the Authority with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6. The directors of the licensee shall not declare or recommend a dividend, nor shall the licensee make any other form of distribution within the meaning of section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee shall have issued to the Authority a certificate complying with the following requirements of this paragraph.

     (a)  The certificate shall be in the following form:

          "After making enquiries, the directors of the licensee are satisfied:

          (i) that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 24 (Provision of Information to the Authority), standard condition 43 (Restriction on Activity and Financial Ring-fencing), standard condition 44 (Availability of Resources), standard condition 45 (Undertaking from Ultimate Controller), standard condition 46 (Credit Rating) and paragraph 1 of standard condition 47 ( Indebtedness) of the licence; and

          (ii) that the making of a distribution of [ ] on [ ] will not, either alone or when taken together with other circumstances reasonably foreseeable at

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               the date of this certificate, cause the licensee to be in breach to a material extent of any of these obligations in the future.

     (b) The certificate shall be signed by a director of the licensee and approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

     (c) Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend provided such payment is made within six months of that certificate.

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Condition 45.  Undertaking from Ultimate Controller

1. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller ("the covenantor") will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action, which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.   The licensee shall:

     (a) deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

     (b) inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

     (c) comply with any direction from the Authority to enforce any such undertaking;

     and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,

     (i) an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller; or

     (ii)  there is an unremedied breach of such undertaking; or

     (iii) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 2 of this condition.

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Condition 46.  Credit Rating of Licensee

1. The licensee shall use all reasonable endeavours to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2.   In this condition:

     "investment grade issuer credit rating" means:

     (a) an issuer rating of not less than BBB- by Standard & Poor's Ratings Group or any of its subsidiaries or a corporate rating of not less than Baa3 by Moody's Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating, or

     (b) an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in the United Kingdom and the United States of America.

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Condition 47. Indebtedness

1. In addition to the requirements of standard condition 29 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority /4 5 6/ (following the disclosure by the licensee of all material facts):

     (a) create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

          (i)   on an arm's length basis;

          (ii)  on normal commercial terms;

          (iii) for a permitted purpose; and

          (iv) (if the transaction is within the ambit of standard condition 29 (Disposal of Relevant Assets)) in accordance with that condition;

     (b) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

          (i)   a dividend or other distribution out of distributable reserves;

          (ii)  repayment of capital;

          (iii) payment properly due for any goods, services or assets provided on an arm's length basis and on normal commercial terms;

          (iv) a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm's length basis, on normal commercial terms and made in compliance with the payment condition;

          (v) repayment of or payment of interest on a loan not prohibited by sub-paragraph (a);

__________

/4/  Consent issued under Standard Condition 47 of this licence (01.10.01)

/5/ Consent issued under Standard Condition 47 of this licence and Annex thereto (01.10.01)

/6/  Consent issued under Standard Condition 47 of this licence and (20.11.01)

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          (vi)   payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received ; or

          (vii) an acquisition of shares or other investments in conformity with paragraph 2 of standard condition 43 (Restriction on Activity and Financial Ring Fencing) made on an arm's length basis and on normal commercial terms;

     (c) enter into an agreement or incur a commitment incorporating a cross-default obligation; or

     (d) continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at the date this condition takes effect in this licence, save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

     (e) the provisions of sub-paragraphs (c) and (d) of this paragraph shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of sub-paragraph (a).

     (f) The payment condition referred to in sub-paragraph (b)(iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

          (i) the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

          (ii) the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

2.   In this condition:

      "cross-default obligation"             means a term of any agreement or
                                             arrangement

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                                             whereby the licensee's liability to
                                             pay or repay any debt or other sum
                                             arises or is increased or
                                             accelerated or is capable of
                                             arising, increasing or of
                                             acceleration by reason of a default
                                             (howsoever such default may be
                                             described or defined) by any person
                                             other than the licensee, unless:

                                             (i)   that liability can arise only
                                                   as the result of a default by
                                                   a subsidiary of the licensee,

                                             (ii)  the licensee holds a majority
                                                   of the voting rights in that
                                                   subsidiary and has the right
                                                   to appoint or remove a
                                                   majority of its board of
                                                   directors, and

                                             (iii) that subsidiary carries on
                                                   business only for a purpose
                                                   within paragraph (a) of the
                                                   definition of permitted
                                                   purpose.

          "indebtedness"                     means all liabilities now or
                                             hereafter due, owing or incurred,
                                             whether actual or contingent,
                                             whether solely or jointly with any
                                             other person and whether as
                                             principal or surety, together with
                                             any interest accruing thereon and
                                             all costs, charges, penalties and
                                             expenses incurred in connection
                                             therewith.

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

Condition 48.  Last Resort Supply: Payment Claims

1. This condition sets out the circumstances in which the licensee shall increase its use of system charges in order to compensate any electricity supplier (a "claimant") which claims for losses that it has incurred in complying with a last resort supply direction.

2. The following provisions apply where the licensee receives from a claimant a valid claim for a last resort supply payment.

3. Where the licensee receives a valid claim it shall, during the relevant year, make a consequential increase to its use of system charges in respect of that year which relate to the distribution of electricity to premises to such an extent as it reasonably estimates to be appropriate to secure that such consequential increase in its revenue equals the specified amount.

4. The licensee shall, during, or as soon as practicable after the end of, the relevant year, pay to the claimant, by quarterly or monthly instalments (as specified in the claim), the amount of that consequential increase in revenue mentioned in paragraph 3 to the extent that it does not exceed the specified amount.

5. If the amount paid to the claimant under paragraph 4 is less than the specified amount, the licensee shall in the following year -

     (a) pay to the claimant (in accordance with any directions given by the Authority) the shortfall together with 12 months' interest thereon; and

     (b) increase the charges which relate to the distribution of electricity to premises during the year following the relevant year to such extent as it reasonably estimates to be appropriate to secure that the consequential increase in its revenue equals the amount of that shortfall together with 12 months' interest thereon.

6. If the amount of the consequential increase mentioned in paragraph 3 exceeds the specified amount, the licensee shall, during the year following the relevant year,

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

     decrease the charges which relate to the distribution of electricity to premises to the extent that it reasonably estimates to be necessary in order to reduce its use of system revenue for that year by an amount equal to the excess together with 12 months' interest thereon.

7. Any question whether any estimate for the purposes of paragraph 3, 5 or 6 is a reasonable one shall be determined by the Authority.

8. The licensee shall not enter into any use of system agreement with an electricity supplier which does not permit variation of its use of system charges in pursuance of this condition.

9. The provisions of this condition shall have effect notwithstanding that the licensee has not provided the notice required by paragraph 13 of standard condition 4 (Basis of Charges for Use of System and Connection to System:
     Requirements for Transparency).

10. In calculating the licensee's use of system revenue during any period for the purposes of a price control condition any increase or decrease in revenue attributable to the licensee's compliance with this condition shall be treated as if it had not occurred.

11. The licensee shall prepare, in respect of each year in which it increases or decreases charges in pursuance of paragraph 3, 5 or 6, a statement showing -

     (a) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 3;

     (b) the aggregate amount of its revenue derived from increases in charges in pursuance of paragraph 5;

     (c) the aggregate amount of the decrease in its revenue resulting from decreases in charges in pursuance of paragraph 6; and

     (d) in the case of each last resort supply payment, the aggregate payments to the claimant made in respect of the year in question (whenever those payments were made).

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12.  The licensee shall give the statements referred to in paragraph 11 to the
     Authority within the first 4 months of the year following that to which they relate.

13. On giving the statement mentioned in paragraph 11(d) to the Authority, the licensee shall publish it in such manner as, in the reasonable opinion of the licensee, will secure adequate publicity for it.

14. Where the licensee receives more than one claim for a last resort payment, this condition (other than sub-paragraphs 11(a), (b) and (c)) shall apply separately as respects each separate claim but in so far as it results in changes to the licensee's use of system charges it shall have the cumulative effect of such separate applications.

15.  (a)   For the purposes of this condition -

           "last resort supply direction" and "last resort supply payment" have, respectively the meanings given to them in standard conditions 29 (Supplier of Last Resort) and 29A (Supplier of Last Resort Supply Payments) of the standard conditions of the electricity supply licence;

           "price control condition" means any condition of the licence which places a monetary limitation on the use of system charges which may be levied or the use of system revenue which may be recovered by the licensee during a given period;

           "relevant year" means, in relation to any valid claim -

           (a) where the claim was received by the licensee at least 60 days before the beginning of a year, that year; or

           (b) where the claim was received by the licensee less than 60 days before the beginning of a year, the next year;

           "specified amount" means the amount specified on a valid claim together with interest calculated in accordance with sub-paragraph
           (b);

           "valid claim" means a claim for which a claimant has been give a consent by the Authority pursuant to standard condition 29A (Supplier of Last Resort

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           Supply Payments) of the standard conditions of the electricity supply licence; and

           "year" means a period of 12 months beginning with 1/st/ April.

     (b) The interest referred to in sub-paragraph (a) is simple interest for the period commencing with the date on which the valid claim was received by the licensee and ending with the date which is 61 days before the start of the relevant year, except where that period is of 30 days or less, in which case no interest shall be payable.

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

Condition 49.  Incentive Scheme and Associated Information

1. The principal purpose of this condition is to secure the collection of information on a common basis, and to an appropriate degree of accuracy, by each distribution services provider so as:

     (a) to facilitate the establishment and operation of an incentive scheme ("the scheme") to improve the operation and delivery of appropriate outputs of the licensee; and

     (b) to monitor any perverse incentives arising from the collection and publication of such information and from the operation of the scheme and the charge restriction conditions.

2. The licensee shall establish appropriate systems, processes and procedures to measure and record specified information from the dates specified in paragraph 4 and in accordance with Regulatory Instructions and Guidance (including any associated information specified therein).

3.   For the purposes of this condition:

     "charge restriction conditions" shall have the same meaning as in special condition A (Definitions) for licensed distributors in England and Wales or special condition B for licensed distributors in Scotland;

     "charging review date" means the date from which modifications to the charge restriction conditions relating to all distribution services providers have effect:

     (a) whether before or after the date upon which the modifications are made;

     (b) whether or not the same modifications are made in respect of each distribution services provider; and

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     (c)  where such modifications have been proposed by the Authority following a review by the Authority of the charge restriction conditions (or that part to which the modifications relate) in relation to all distribution services providers;

          "Regulatory Instructions and Guidance" means any instructions and guidance issued by the Authority for the purposes of this condition as modified from time to time by notice under paragraph 9 and may include:

          (a) instructions and guidance as to the establishment of different systems, processes, procedures and manners for providing and recording information and of standards for different classes of information;

          (b) a timetable for the development of the systems, processes and procedures required to achieve the appropriate standards of accuracy and reliability with which specified information shall be recorded;

          (c) the meaning of words and phrases used in defining specified information;

          (d) requirements for the recording of information associated with specified information which are reasonably necessary to enable an examiner to determine the accuracy and reliability of specified information;

          (e) requirements as to the form and manner in which specified information shall be provided to the Authority;

          (f) requirements as to the manner in which specified information shall be recorded and as to the standards of accuracy and reliability with which it shall be recorded; and

          (g) a statement as to whether and to what extent each category of specified information is required for the purposes of the scheme;

          "specified information" means:

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

     (a) the number of interruptions in the supply of electricity through the licensee's distribution system which occur in each period of 12 months commencing on 1 April in each calendar year and have a duration of -

             (i) less than three minutes, together (in respect of each interruption) with the number of customers whose supply was interrupted and the cause of that interruption; and

             (ii) three minutes or more, together (in respect of each interruption) with -

                   (aa) the number of customers whose supply of electricity was interrupted and the duration of the interruption;

                   (bb) the source, voltage level and HV circuit; and

                   (cc) the aggregate number of re-interruptions;

     (b) in relation to telephone calls made to the enquiry service operated under paragraph 1 of standard condition 6 (Safety and Security of Supplies Enquiry Service) -

             (i)   the speed of response for answering each call; and

             (ii)  in the case of each call answered by a human operator -

                   (aa) the telephone number of the caller;

                   (bb) the time of the call; and

                   (cc) if known, the name of the caller and whether the caller is or is not a domestic customer;

     (c)     (i)   the aggregate number and cause of faults occurring in
                   specified classes or types of electrical plant or electric lines:

             (ii) a statement setting out the asset management strategy of the licensee in respect of the licensee's distribution system; and

             (iii) a statement of the reasons for any material increase or decrease in the number and cause of faults referred to in sub-paragraph (i) having regard to equivalent data held in respect of previous years; and

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

     (d) such other information as may from time to time be specified by the Authority, by notice to the licensee in accordance with paragraph 9.

4.   The licensee shall collect specified information in respect of:

     (a) the matters specified in sub-paragraphs (a), (b) and (c) of the definition of specified information from and including 1 April 2001; and

     (b) any matter specified under sub-paragraph (d) of that definition from the date specified in a notice given in accordance with paragraph 9.

5.   The licensee shall provide to the Authority:

     (a) the information referred to in sub-paragraph (b)(ii) of the definition of specified information for each week within 4 days of the end of that week;

     (b) the information referred to in sub-paragraphs (a),(b)(i) and (c) of that definition on or before 31 May 2002 and 30 April in each succeeding year (or such later date as the Authority may by notice specify) in respect of the period of 12 months expiring on the preceding 31 March; and

     (c) the information referred to in sub-paragraph (d) of that definition in respect of such period and by such date as shall be specified in the relevant notice given under that sub-paragraph.

6. The licensee shall permit a person or persons nominated by the Authority (in each case "an examiner") to examine the systems, processes and procedures referred to in paragraph 2 and their operation, the specified information and the extent to which each complies, and is in accordance, with Regulatory Instructions and Guidance.

7. The licensee shall (and shall procure, insofar as it is able to do so, that any affiliate of the licensee, any person by whom it procures the performance of the obligation in paragraph 2 and any auditor of such person or of the licensee shall) co-operate fully with an

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

     examiner so as to enable him to carry out, complete and report to the Authority on any examination carried out in accordance with paragraph 6.

8. The licensee's obligation under paragraph 7 to co-operate or procure co-operation with an examiner shall include, without limitation and insofar as necessary or expedient for such purpose, in each case subject to reasonable prior notice to the licensee:

     (a) providing access to management, employees, agents or independent contractors of the licensee sufficient to enable the examiner to make any enquiries and to discuss any matters which he reasonably considers to be relevant to the carrying out of the examination;

     (b) giving to the examiner access at reasonable hours to any premises occupied by the licensee or any other person in performing the obligations set out in this condition; and

     (c)  allowing the examiner at reasonable hours:

          (i) to inspect and make copies of, and take extracts from, any documents and records of the licensee maintained in relation to specified information (other than information which is subject to legal privilege);

          (ii) to carry out inspections, measurements and tests on or in relation to any systems maintained and operated for or in relation to the requirements of this condition; and

          (iii) to take onto such premises or onto or into any assets used for the purpose of the licensee such other persons and such equipment as may be necessary or expedient for the purpose of carrying out the examination.

9. A notice published by the Authority which adds to the categories of specified information or which modifies Regulatory Instructions and Guidance (in each case, an "amendment") shall have effect where the Authority has:

     (a)  given prior notice to all distribution services providers:

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

          (i) stating that it proposes to make the amendment and setting out its effect, the date it is proposed it should take effect and (where relevant) whether the additional category of specified information is required for the purposes of the scheme;

          (ii)  stating the reasons why it proposes to make the amendment; and

          (iii) specifying the time (not being less than 28 days from the date of publication of the notice) within which representations or objections with respect to the proposed amendment may be made; and

     (b) considered any representations or objections which are duly made and not withdrawn.

10. A notice under paragraph 9 may not, where the amendment relates to a requirement in Regulatory Instructions and Guidance to provide any specified information to a greater level of accuracy or the introduction of an additional category of specified information which is or is intended to be required for the purposes of the scheme, specify a date for the purpose of paragraph 9(a)(i) other than a charging review date nor be given less than 12 months prior to that date unless all distribution services providers have agreed an alternative date or period of notice.

11. The reasons for proposing an amendment which relates to any change in Regulatory Instructions and Guidance (other than that referred to in paragraph 10) in respect of specified information which is or is intended to be required for the purposes of the scheme may have regard in particular to the desirability of:

          (i) removing or reducing inconsistencies between distribution services providers in the application of the Regulatory Instructions and Guidance or its interpretation;

          (ii) improving the presentation or style of the Regulatory Instructions and Guidance or of the form and manner in which the specified information is to be provided;

          (iii) summarising the terms of reference and instructions from time to time given to an examiner; or

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

          (iv) setting out any of the matters referred to in paragraphs (a) to
               (f) of the definition of Regulatory Instructions and Guidance in respect of any additional category of specified information so as more effectively to achieve the purposes of this condition.



Department of Trade and Industry
September 2001

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


                        SPECIAL CONDITIONS AND SCHEDULES

Special Condition A: Interpretation

1. Unless the context otherwise requires words and expressions used in the standard conditions of this licence shall bear the same meaning in these Special Conditions.

2.   Any reference in these Special Conditions to--

     (a)  a provision thereof;

     (b)  a provision of the standard conditions;

     (c)  a provision of the standard conditions of electricity supply licences;

     (d) a provision of the standard conditions of electricity generation licences;

     (e) a provision of the standard conditions of electricity transmission licences;

     shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

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

Special Condition B: Definitions

1. This Condition and Special Conditions C to G and Schedule A apply only to the distribution services area (as defined in standard condition 1 (Definitions and Interpretation)) of the licensee.

2.   In this Condition and in Special Conditions C to G and Schedule A:

      "attributed"                            means when used in relation to
                                              transmission connection point
                                              charges or distribution losses
                                              attributed in accordance with the
                                              principles set out in Part A of
                                              Schedule A and attribute,
                                              attributed, attributable and
                                              attribution shall be construed
                                              accordingly.

      "average charge per regulated           means the regulated distribution
      unit distributed"                       revenue in the relevant year
                                              divided by the regulated quantity
                                              distributed in that year.

      "average specified rate"                means the average of the daily
                                              base rates of the Governor and
                                              Company of the Bank of Scotland
                                              (or such other bank as the
                                              Authority shall specify from time
                                              to time) current from time to time
                                              during the period in respect of
                                              which the calculation falls to be
                                              made.

      "charge restriction conditions"         means Special Conditions B to G
                                              inclusive together with Schedule A
                                              to this licence, as from time to
                                              time modified or replaced in
                                              accordance with the provisions of
                                              the Act.

      "distribution losses"                   means units unaccounted for on the
                                              licensee's distribution system,
                                              measured as being the difference
                                              between the units metered on entry
                                              into the system and the units
                                              metered on leaving the system.

      "distribution revenue"                  means the revenue (measured on an
                                              accruals basis) derived by the
                                              licensee from the

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                                              provision of distribution services
                                              in the relevant year, after
                                              deduction of:

                                              (i)   an amount equal to such part
                                                    of the total amount payable
                                                    in that relevant year to SP
                                                    Transmission Limited and
                                                    Scottish Hydro-Electric
                                                    Transmission Limited
                                                    (measured on an accruals
                                                    basis) in respect of
                                                    transmission connection
                                                    point charges and which
                                                    would otherwise be included
                                                    in distribution revenue by
                                                    reason of being recovered in
                                                    that relevant year by the
                                                    licensee in its use of
                                                    system charges as falls to
                                                    be attributed to the
                                                    regulated quantity
                                                    distributed in that relevant
                                                    year; and

                                              (ii)  value added tax (if any) and
                                                    any other taxes based
                                                    directly on the amounts so
                                                    derived.

          "distribution services"             means all services provided by
                                              the licensee as part of its
                                              distribution business other than
                                              excluded services.

          "EHV premises"                      means those premises to which
                                              units are delivered by the
                                              licensee which fall to be treated
                                              as EHV premises in accordance with
                                              Part B of Schedule A.

          "EHV units"                         means units distributed by the
                                              licensee which are delivered or
                                              deemed to be delivered to EHV
                                              premises.

          "eleventh relevant year"            means the relevant year commencing
                                              1st April 2000.

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

         "excluded services"                 means those services which in
                                             accordance with the principles set
                                             out in Part C of Schedule A fall to
                                             be treated as excluded services.

         "HV units"                          means units (other than EHV units)
                                             distributed by the licensee which
                                             are delivered to premises connected
                                             to the licensee's distribution
                                             system at a voltage at or higher
                                             than 1000 volts.

         "LV units"                          means units distributed by the
                                             licensee which are delivered to
                                             premises connected to the
                                             licensee's distribution system at a
                                             voltage less than 1000 volts.

         "LV1 units"                         means LV units which are
                                             distributed by the licensee outside
                                             night-time or weekend periods to
                                             domestic premises or small premises
                                             (other than domestic premises)
                                             where the appropriate use of system
                                             charges apply different rates in
                                             night-time or weekend periods as
                                             opposed to other times of day or
                                             week, for the avoidance of doubt
                                             including the use of system charges
                                             under the tariffs specified in
                                             paragraph D2 of Part D of Schedule
                                             A.

         "LV2 units"                         means LV units which are
                                             distributed by the licensee to
                                             domestic premises or small premises
                                             (other than domestic premises):

                                             (a)  during night-time or weekend
                                                  periods, where the appropriate
                                                  use of system charges apply
                                                  different rates in night-time
                                                  or weekend periods as opposed
                                                  to other times of the day; or

                                             (b)  where the appropriate use of
                                             system charges are incorporated
                                             into tariffs which
                                             restrict availability of supply to
                                             specified off-peak periods, for the
                                             avoidance of doubt including the
                                             use of system charges under the
                                             tariffs specified in paragraph D3
                                             of Part D of Schedule A.

         "LV3 units"                         means LV units other than LV1 and
                                             LV2 units for the avoidance of
                                             doubt including the units
                                             distributed under the tariffs
                                             specified in paragraph D4 of Part D
                                             of Schedule A.

         "maximum average charge per         means the charge calculated in
         unit distributed"                   accordance with the formua in
                                             paragraph 1 of Special Condition C
                                             (Restriction of distribution
                                             charges).

         "metered"                           means, in relation to any quantity
                                             distributed, as measured by a meter
                                             installed for such purpose or
                                             (where no such meter is installed
                                             or it is not reasonably practicable
                                             to measure the quantity by such
                                             meter) as otherwise reasonably
                                             calculated.

         "regulated distribution unit        means as the case may be HV units
         category"                           or LV1 Units or LV2 units or LV3
                                             units.

         "regulated distribution revenue"    means distribution revenue except
                                             such part thereof as derives from
                                             the distribution of EHV units or
                                             excluded services.

         "regulated quantity distributed"    means the aggregate quantity of
                                             units distributed (for any person
                                             under use of system) by the
                                             licensee through the licensee's
                                             distribution system in relevant
                                             year t metered at exit points on
                                             leaving the licensee's distribution
                                             system but excluding for this
                                             purpose:

                                            (a) units distributed for the
                                                purpose of
                                                  supply to premises outside the
                                                  licensee's distribution
                                                  services area; and

                                             (b)  EHV units.

         "relevant year t"                   means a financial year
                                             commencing on or after 1 April
                                             1990.

         "relevant year"                     means that relevant year for the
                                             purposes of which any calculation
                                             falls to be made.

         "relevant year t-I"                 means the relevant year
                                             preceding relevant year t or in
                                             respect of the period prior to 1st
                                             April 1990 the period of 12
                                             calendar months commencing on 1
                                             April 1989 and similar expressions
                                             shall be construed accordingly.

         "transmission connection point      means charges levied by a
         charges"                            transmission company as connection
                                             charges by direct reference to the
                                             number or nature of the connections
                                             between the licensee's distribution
                                             system and a transmission system
                                             and payable by the licensee.

         "unit"                              means a kilowatt hour.

Special Condition C: Restriction of distribution charges

Basic Formula

1. Without prejudice to Special Condition F (Allowances in respect of security costs), the licensee shall in setting its charges for the provision of distribution services use its best endeavours to ensure that in any relevant year the average charge per regulated unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

           M\\dt\\ = P\\dt\\ + PN\\d\\ + LF\\dt\\ - PM\\dt\\ - K\\dt\\

2. For the purposes of paragraph 1, M\\dt\\ means the maximum average charge per unit distributed in relevant year t.

Formula for P\\dt\\ as used in paragraph 1

3. For the purposes of paragraph 1 P\\dt\\ is derived from the following formula:

      P\\dt\\=(PUM.GR\\t\\.PID\\t\\)+(PL.(AL\\t\\-L\\t\\).PIL\\t\\) -D\\t\\

     where:

     PUM       means an amount equal to(pound)261.9 million.

     GR\\t\\ in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

                                 MP\\oi\\.D\\it\\+ C\\dt\\   C\\dt\\
                    GR\\t\\ =0.5 ----------------------- + -------   GR\\t-1\\
                                 MP\\oi\\.D\\it-1\\          C\\dt-1\\
     where:

      M means the summation across all regulated distribution unit categories i as described in the definition of the term P\\oi\\.

      P\\oi\\. means in respect of each regulated distribution unit category i set out below in column 1, the value equal to that amount set opposite that category in column 2.

             ---------------------------------------------------------------
               Column 1                                         Column 2
             ---------------------------------------------------------------
               Regulated distribution unit category 1           Value (p)
                                                              ---------
             ---------------------------------------------------------------
               HV                                               0.482

               LV1                                              2.790

               LV2                                              0.281

               LV3                                              1.704

             ---------------------------------------------------------------

  D\\it\\ means that number of units in each regulated distribution unit category i distributed in relevant year t.

  D\\it-1\\   means that number of units in each regulated distribution unit category i distributed in relevant year t- 1.

  C\\dt\\ means a notional figure representing the number of customers in the licensee's distribution services area (for the purpose of this term C\\dt\\ only) for each relevant year, given in the table below.

              relevant year beginning:

              1st April 1999                  1,838,900

              1st April 2000                  1,857,300

              1st April 2001                  1,875,900

              1st April 2002                  1,894,700

              1st April 2003                  1,913,600

              1st April 2004                  1,932,700

              provided that for any relevant year t beginning on or after 1st April 2005, Cdt shall equal 1,932,700.

  C\\dt\\     means the number equal to C\\dt\\ in relevant year t-1.

  PID\\t-1\\  in the eleventh relevant year has the value of 1 and in each subsequent relevant year is derived from the following formula:

                        (   RPI\\t\\-Xd\\t\\)
              PID\\t\\= (1+ ----------------) PID\\t-1\\
                        (        100        )

  where:

  RPI\\t\\ means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-l and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

  Xd\\t\\     shall equal 3.

  PL          means an amount equal to 2.9p.

         AL\\t\\ means in respect of relevant year t allowed distribution losses calculated as provided in paragraph E5 of Part E of Schedule A.

         L\\t\\ means in respect of relevant year t, adjusted distribution losses calculated as provided in paragraphs E2 to E4 of Schedule A.

         PIL\\t\\    is derived from the following formula:

                                (    RPI\\t\\ )
                     PIL\\t\\ = (1 + -------- ) PIL\\t-1\\
                                (      100    )

         where, for the eleventh relevant year, PIL\\t-l\\ equals 1.

         D\\t\\ means the regulated quantity distributed in relevant year t.

Formula for PN\\dt\\ as used in paragraph 1

4. For the purposes of paragraph 1, in the eleventh and subsequent relevant years the term PN\\dt\\ shall be calculated in accordance with the following formula:

                     (PS + PR) PIR\\t\\
         PN\\dt\\ =  ------------------
                           D\\t\\

         where:

         PS means an amount equal to(pound)3.25 million for each of the eleventh to the fifteenth relevant years, and thereafter shall be 0.

         PR means, in the eleventh and all subsequent relevant years an amount equal to (pound)2.0l million.

         PIR\\t\\    is derived from the following formula:

         where for the ninth relevant year P1R\\t-l\\ equals 1.

Formula for PM\\dt\\ as used in paragraph 1

5. For the purposes of paragraph 1, PM\\dt\\ is derived from the following formula:

                    RM\\dt\\
         PM\\dt\\ = ---------
                      D\\t\\

         where:

         RM\\dt\\ means an amount equal to the licensee's relevant reduction in costs in relevant year t resulting from the fact that the licensee has ceased to provide meter provision services and meter operation services as defined in paragraph 1 of standard condition 36B (Requirement to Offer Terms for the Provision of

         Distributor Metering and Data Services) in respect of customers in respect of whom it provided meter provision services and meter operation services at 31 March 2000. The licensee's relevant reduction in costs shall be calculated in real terms, and shall be the amount, if any, by which the licensee's cash operating costs (excluding costs of a non-recurring nature) of providing such services in the relevant year t fall short of the cash operating costs (excluding costs of a non-recurring nature) of providing such services in the tenth relevant year, to the extent that such shortfall is attributable to the fact that the licensee has ceased, since 31 March 2000, to provide (whether directly or through an agent acting on its behalf) meter provision services and meter operation services in respect of such customers. The licensee's relevant reduction in costs shall exclude the amount of any reduction in costs in providing any services which constitute excluded services.

Formula for K\\dt\\ as used in paragraph 1

6. For the purposes of paragraph 1, K\\dt\\ means the correction factor per unit (whether of a positive or a negative value) derived, subject to paragraph 3 of Special Condition D (Restriction of distribution charges: adjustments), from the following formula: provided that the value of K\\dt\\ for the eleventh relevant year shall be the value of K\\dt\\ arising for that year from the application of the formula applicable under
     Schedule 6 to the Generation, Transmission and Public Electricity Supply Licences held immediately prior to the determination day by ScottishPower in the form of that condition in force on 31 March 2000, but adjusted by adding the amount TA\\dt\\ (in the case of the licensee, zero (expressed in pounds million)) for the tenth relevant year, calculated by the application of the formula applicable under Schedule 6 to the Generation, Transmission and Public Electricity Supply Licence as then in force:

               R\\dt\\-1 - (D\\t-1\\ . M\\dt-1\\)      I\\dt\\
     K\\dt\\ = ---------------------------------- (1+ --------)
                            D\\t\\                       100

     where:

     R\\dt-l\\   means the distribution revenue in relevant year t-1.

     D\\t-l\\    means the regulated quantity distributed in relevant year t-l.

     M\\t-l\\ means maximum average charge per unit distributed in relevant year t-l.

       I\\dt\\ means that interest rate in relevant year t which is equal to, where K\\dt\\ (taking no account of I\\dt\\ for this purpose) has a positive value, the average specified rate plus 4, or where K\\dt\\ taking no account of I\\dt\\ for this purpose) has a negative value, the average specified rate.

Formula for LF\dt\ as used in paragraph 1

7. For the purposes of paragraph 1, for the tenth and preceding relevant years LP\\dt\\ shall be zero, and for any subsequent relevant year LF\\dt\\ is derived from the following formula:

                              LP\\dt\\ - LA\\dt\\
                  LF\\dt\\ =  -------------------
                                  D\\t\\
                              -------------------

                  where:LP\\dt\\ means an amount equal to the payments made by the licensee, in the relevant year t, in accordance with its obligations set out in Standard Licence Condition 3 or, in respect of the eleventh relevant year, made by the predecessor company of the licence holder to the Director General of Electricity Supply under the licence condition entitled 'Payment of fees' in the Generation, Transmission and Public Electricity Supply Licence referred to in paragraph 6.

         LA\\dt\\ is derived from the following formula:

                  LA\\dt\\ = PF.PIF\\t\\

         PF means, in the eleventh and all subsequent relevant years, the amount given against the licensee's name in column PF of Annex C to this Condition.

         PIF\\t\\ is derived from the following:

                             (  RPI\\t\\)
                  PIF\\t\\ = (1+--------) PIF\\t-1\\
                             (  100     )

                  where for the ninth relevant year PIF\t-1\ equals 1.

         ANNEX C TO SPECIAL CONDITION C (RESTRICTION OF DISTRIBUTION CHARGES)


         -----------------------------------------------------------------------
                                                                    PF
                                                                    --
         -----------------------------------------------------------------------
                                                                    (Pounds)m
                                                                    --------
         -----------------------------------------------------------------------
         SP DISTRIBUTION LIMITED                                    0.496
         -----------------------                                    -----
         -----------------------------------------------------------------------
         SCOTTISH HYDRO-ELECTRIC POWER DISTRIBUTION LIMITED         0.210
         --------------------------------------------------         -----
         -----------------------------------------------------------------------

Special Condition D: Restriction of distribution charges: adjustments

1. If, in respect of any relevant year, the average charge per regulated unit distributed exceeds the maximum average charge per unit distributed by more than 3 per cent, the licensee shall furnish an explanation to the Authority and in the next following relevant year the licensee shall not effect any increase in charges for the provision of distribution services unless it has demonstrated to the reasonable satisfaction of the Authority that the average charge per regulated unit distributed would not be likely to exceed the maximum charge per unit distributed in that next following relevant year.

2. If, in respect of any two successive relevant years, the sum of the percentage amounts by which the average charge per regulated unit distributed has exceeded the maximum average charge per unit distributed by more than 4 per cent, then in the next following relevant year the licensee shall, if required by the Authority, adjust its charges such that the average charge per regulated unit distributed would not be likely, in the judgement of the Authority, to exceed the maximum average charge per unit distributed in that next following relevant year.

3. If, in respect of two successive relevant years, the average charge per regulated unit distributed is less than 90 per cent of the maximum average charge per unit distributed, the Authority, after consultation with the licensee, may direct that in calculating K\\dt\\ for the purposes of paragraph 6 of Special Condition C (Restriction of distribution charges) in respect of the next following relevant year, there shall be substituted for R\\dt-l\\ in the formula at that paragraph 6 of Special Condition C (Restriction of distribution charges) such figure as the Authority may specify being not less than R\\dt-i\\ and not more than 0.90 (D\\t-l\\ . M\\dt-l\\).

Special Condition E: Information to be provided to the Authority in connection with the distribution charge restriction conditions

1. Where the licensee is intending to make any change in charges for the provision of distribution services regulated under Special Condition C (Restriction of distribution charges) the licensee shall (unless otherwise agreed by the Authority) not later than the date of publication of such charges provide the Authority with:

     (a) a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+1; and

     (b) a written estimate of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect, unless a statement complying with paragraph 7 in respect of relevant year t-l has been furnished to the Authority before the publication of the proposed change.

2.   [Not in use]

3. If within 3 months of the commencement of any relevant year t the licensee has not made any such change in charges as are referred to in paragraph 1, the licensee shall provide the Authority with a written forecast of the maximum average charge per unit distributed, together with its components, in respect of the relevant year t.

4. The Authority may issue directions providing that any forecast or estimate provided in accordance with paragraphs 1 or 3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Authority to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

5. Not later than six weeks after the commencement of each relevant year t, the licensee shall send to the Authority a statement as to:

     (a) whether or not the provisions of Special Condition D (Restriction of distribution charges: adjustments) are likely to be applicable in consequence of the average charge per regulated unit distributed in the preceding relevant year t-l or the two preceding relevant years t-1 and t-2; and

     (b) its best estimate as to the relevant correction factor K\\dt\\ to be applied in calculating the maximum average charge per unit distributed in respect of the relevant year t.

6.   [Not in use]

7. Not later than three months after the end of each relevant year the licensee shall send to the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 9.

8.   The statement referred to in the preceding paragraph shall be:

     (a)  accompanied by a report from the Auditors that in their opinion

          (i) such statement fairly presents each of the specified items referred to in paragraph 9 in accordance with the requirements of the charge restriction conditions; and

          (ii) the amounts shown in respect of each of those specified items are in accordance with the licensee's accounting records which have been maintained in respect of the distribution business in accordance with standard condition 42 (Regulatory Accounts) of this licence; and

     (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

          (i) there is no amount included in its calculations under Special Condition C (Restriction of distribution charges) and Schedule A which represents other than:

               (aa) bona fide consideration for the provision of distribution services in the course of its distribution business; or

               (bb) an amount permitted under the charge restriction conditions to be so included;

         (ii) there is no amount included in its calculations of allowed security costs under Special Condition F (Allowances in respect of Security costs ) which represents other than an amount permitted under the charge restriction conditions to be so included;

         (iii) no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates; and

         (iv) all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account.

9. The specified items to be contained in the statement referred to in paragraph 7 shall be the following:

     (a) the regulated quantity distributed;

     (b) the quantity distributed in each regulated distribution unit category;

     (c) the average charge per regulated unit distributed;

     (d) the amount in respect of the terms AL\\t\\ and L\\t\\ in paragraph 3 of Special Condition C (Restriction of distribution charges) calculated as therein provided;

     (e) the value of the term TA\\dt\\ in respect of the tenth relevant year only together with the value of each of the component parts, as detailed in paragraph 6 of Special Condition C (Restriction of distribution charges);

     (f) the information referred to at paragraph 8 of Special Condition F (Allowances in respect of Security costs);

     (g) the statements and information referred to in paragraphs A5, B2, C7, Dl and El0 of Schedule A;

     (h) the value of the term LF\\dt\\ together with the value of each of its component parts, as detailed in paragraph 7 of special condition C (Restriction of distribution charges).

10. Where the Authority issues directions in accordance with paragraph 9 of Special Condition F (Allowances in respect of Security costs) or paragraphs A6, B3, C8, D5 or E11 of Schedule A, then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Authority pursuant to paragraph 7 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 8) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

11. Where the Authority issues such directions as are referred to in the preceding paragraph the Authority may require the licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the licensee shall comply with such request.

Special Condition F: Allowances in respect of security costs

1. At any time during a security period the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2. At any time during a security period, the Authority may (having regard to its duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate:

     (i) to enable the licensee to recover by means of increased charges an amount estimated as being equal to the licensee's allowed security costs during such period; and

     (ii) to ensure that such part of the amount referred to in sub-paragraph
          (i) above as is estimated as being equal to the licensee's allowed security costs incurred by the licensee as costs in its distribution business are recovered by means of appropriate equitable increases in the charges made by the licensee in its distribution business and the licensee shall comply with the terms of any directions so issued.

3. At any time following a security period, the Authority may (following such consultation with the licensee and others as the Authority may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Authority are appropriate in all the circumstances (including, at the Authority's discretion an appropriate adjustment having regard to any profit gained or foregone by the licensee during the security period), and the licensee shall comply with any directions so issued.

4. At any time within three months after the issue of directions by the Authority under paragraph 3, the licensee may serve on the Authority a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5. If within three months of the receipt by the Authority of the disapplication request referred to in paragraph 4, the Authority has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the licensee may deliver one month's written notice to the Authority terminating the application of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request.

6. Subject to paragraphs 7 and 9, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to the licensee's allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the licensee in its distribution business.

7.   Paragraph 6 shall not apply insofar as such allowed security costs:

     (a)  were otherwise recovered by the licensee; or

     (b) were taken into account by the Authority in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8. The licensee shall following the end of each relevant year provide to the Authority, as being one of the specified items to be contained in the statement referred to in paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), details in respect of that relevant year of:

     (a)  the amount of the licensee's allowed security costs; and

     (b) the aggregate amounts charged under paragraph 6 on account of the licensee's allowed security costs; and

     (c) the bases and calculations underlying the increases in charges made in the distribution business under paragraph 6.

9. Where the Authority is satisfied that the licensee has recovered amounts in excess of the allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of or purchasers from the distribution business (as the case may be) for the excess amounts charged to them, and the licensee shall comply with any directions so issued provided that if the excess amounts relate to the allowed security costs paid to any authorised electricity operator, the licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

10. No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Special Condition C (Restriction of distribution charges).

11.  In this Condition:

     "allowed security cost"            means any cost (whenever arising)
                                        incurred by the licensee and approved by the Authority as being directly attributable to actions taken or omitted to be taken by the licensee or by any authorised electricity operator (as the case may be) in consequence of:

                                        (i)  complying with directions issued by
                                             the Secretary of State under
                                             Section 34(3) or 34(4) of the Act;
                                             or

                                        (ii) implementing recommendations of any
                                             committee constituted to advise the
                                             Secretary of State as to matters
                                        related to his power to issue directions under Section 34 of the Act which are made to and accepted by the Secretary of State in contemplation of circumstances likely to lead to the issue of directions by the Secretary of State under Section 34(3) or 34(4) of the Act;

                                   but for the avoidance of doubt excluding any cost which forms part of SP Transmission Limited's or Scottish Power Energy Retail Limited's allowed security costs;


        "Fuel Security Code"       shall have the meaning given in standard
                                   condition 16 (Security Arrangements);

        "security period"          means a period commencing on the date on
                                   which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters effect and terminating on the date
                                   (being not earlier that the date such
                                   direction, as varied, is revoked or expires) as the Authority, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as it shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

Special Condition G: Duration of charge restriction conditions

1. The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

     (a)  the Authority agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2.   A disapplication request pursuant to this Condition shall:

     (a)  be in writing addressed to the Authority,

     (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates, and

     (c) state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3. Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition shall have effect earlier than the date which is the later of:

     (a) a date being not less than 18 months after delivery of the disapplication request; and,

     (b)  31 March 2005.

4. If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5. If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to the Authority written notice terminating the application of such charge restriction conditions with effect from the disapplication date or a later date.

6. A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

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SCHEDULE A: SUPPLEMENTARY PROVISIONS OF THE CHARGE RESTRICTION CONDITIONS

Part A. Principles for Attribution

General Principles

A.1 Where for the purposes of the charge restriction conditions, a share of costs borne by the licensee requires to be attributed to any part of the market, the licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the licensee in supplying that part of the market, are so attributed.

A.2 The following paragraphs of this Part of Schedule A are without prejudice to paragraph Al.

Transmission connection point charges

A.3 The transmission connection point charges requiring to be attributed between the regulated quantity distributed and other quantities distributed shall be attributed in proportion to the transmission connection point capacity or equivalent method required for the purpose of distributing those quantities.

Distribution losses

A.4 Where an amount (in units) in respect of distribution losses requires to be calculated and attributed in respect of EHV units and units distributed by the licensee for the purpose of supply to premises outside the licensee's distribution services area, such calculation and attribution shall be made consistently with the principles underlying the schedule of adjustment factors as referred to at sub-paragraph (b) of paragraph 2 of standard condition

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     4 (Basis of Charges for Use of System and Connection to System:
     Requirements for Transparency).

Information to be provided by Licensee

A.5 The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), a statement confirming that the calculation of the transmission connection point charges and of distribution losses was made in accordance with the provisions of this Part of Schedule A.

A.6 Where the Authority is satisfied that the basis of calculation or attribution (as the case may be) used by the licensee is not in conformity with paragraph Al, the Authority may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 10 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in those directions.

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Part B. EHV premises

B.1  EHV premises shall comprise:

     (a) in relation to premises connected to the licensee's distribution system as at the date this licence entered into force those premises specified in the list of EHV premises notified in writing to the Authority by the licensee within twenty eight days after this licence entered into force; and

     (b) in relation to premises connected to the licensee's distribution system which are either first connected or (having been previously connected) have had their connections materially altered following the date this licence entered into force, means premises connected to the licensee's distribution system at a voltage at or higher than 22 kilovolts or at a sub-station with a primary voltage of 66 kilovolts or above.

B.2 The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), a statement listing any changes in the premises falling to be treated as EHV premises.

B.3 Where the Authority is satisfied that any premises treated by the licensee as being or not being EHV premises should not in conformity with sub-paragraph B 1(b) above be so treated, the Authority may issue directions to that effect, and such premises shall cease to be treated as EHV premises from the date of the issue of the directions or (subject to paragraph 10 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in those directions.

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

Part C. Excluded services

C.1 There may be treated as excluded services provided by the licensee in its distribution business such services in respect of which charges are made which:

     (a)   do not fall within paragraph C2 of this Part; and

     (b) may (subject to paragraph C8) be determined by the licensee as falling under one of the principles set out in paragraphs C3 to C6.

C.2 No service provided by the licensee as part of its distribution business shall be treated as an excluded service insofar as it consists of the provision of services remunerated under use of system charges in accordance with standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency) of this licence including (without prejudice to the foregoing):

     (i)   (subject to paragraph C3 of this Part) the transport of electricity;

     (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges);

     (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the licensee to comply with standard conditions 5, 9, 9A and 15, the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the distribution business; and

     (iv) (subject to paragraph C5 of this Part) the provision, installation and maintenance of any meters, switchgear or other electrical plant (not being part of connection charges).

C.3 The licensee may treat as being an excluded service for the purpose of the distribution business the transport of:

     (a) units of electricity not consumed in the licensee's distribution services area; or

     (b) EHV units, provided that the licensee's charges for the distribution of such units do not exceed the charging rates underlying the information as to EHV revenue and EHV units distributed, given by the licensee to the Authority and used by it for the purposes of setting the term PUM in Special Condition C (Restriction of

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

           distribution charges), subject only to such adjustments as may be appropriate in the reasonable opinion of the Authority to reflect material variations between the actual charges made and the charging rates underlying the information as to EHV revenue provided to the Authority by the licensee.

C.4 Charges of the type described in paragraphs 3 and 4 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency) and charges in respect of the statements referred to in paragraph 5 of standard condition 4 (Basis of Charges for Use of System and Connection to System: Requirements for Transparency), may each be treated as excluded services for the purposes of the distribution business.

C.5 A service provided by the licensee as part of its distribution business may be treated as an excluded service in so far as it consists in the provision of services (including metering, electric lines or electrical plant) for the specific benefit of any third party requesting the same and not made available as a normal part of its distribution business remunerated by use of system charges including (without prejudice to the foregoing):

     (i) special metering (including "time of day" metering) to facilitate energy saving programmes for the benefit of customers requesting the same;

     (ii) charges for moving mains, services or meters forming part of the licensee's distribution system to accommodate extension, re-design or re-development of any premises on which the same are located or to which they are connected;

     (iii) the provision of electric lines and electrical plant (a) in so far as the same are required for the specific purpose of enabling the provision of top-up or standby supplies or sales of electricity or
           (b) to provide a higher degree of security than is required for the purposes of complying with standard condition 5 (Distribution System Planning Standard and Quality of Service);

     (iv) the amount by which charges for the provision of prepayment meters to customers exceed charges for the provision of standard meters for such customers in respect of which the amount receivable per customer shall not exceed that used by the

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

          Authority in formulating PUM in Special Condition C (Restriction of distribution charges);

     (v) special metering or telemetry or data processing equipment for the purposes of enabling any person which is a party to the Settlement Agreement for Scotland to comply with its obligations in respect of metering thereunder or for the performance by the licensee of any service in relation thereto.

C.6 There may be treated as an excluded service for the purposes of the distribution business, charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9 (1) or Section 16 of the Act) imposed on the licensee.

Information to be provided to the Authority about excluded services

C.7 The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), details specifying separately the nature of all services provided as part of the distribution business by the licensee and treated as excluded services by the licensee during the course of such year and stating the revenues derived in respect of each such service so treated.

Directions

C.8 Where the Authority is satisfied that in the light of the principles set out in paragraphs C2 to C6 inclusive any service treated by the licensee as an excluded service should not be so treated, the Authority shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 10 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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

Part D. Regulated distribution unit categories

D.1 The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), details specifying separately those use of system charges in respect of which the licensee has, during the course of such year, treated the units distributed by the licensee as falling within the definition of each of LV1 units and LV2 units and LV3 units respectively.

D.2 The definition of LV1 units includes units distributed under the following tariffs:

     1.   Domestic Economy Day Units

     2.   Farm Economy Day Units

     3.   General Economy Day Units

     4.   General Evening and Weekend Day Units

     5.   Annual Maximum Demand (LV) Day Units

     6.   Maximum Demand Tariff (LV) Day Units

D.3 The definition of LV2 units includes units distributed under the following tariffs:

     1.   Domestic Economy Night Units

     2.   Farm Economy Night Units

     3.   General Economy Night Units

     4.   General Evening and Weekend (Evening and Weekend Units)

     5.   Annual Maximum Demand (LV) Night Units

     6.   Maximum Demand Tariff (LV) Night Units

     7.   Restricted Hours and Crop Drying Units

D.4 The definition of LV3 units includes units distributed under the following tariffs:

     1.   Domestic Standard

     2.   Farm Standard

     3.   General Standard

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

     4.   Catering

     5.   Public Lighting

     6.   LV Monthly and Quarterly Maximum Demand

D.5 Notwithstanding the provisions of paragraphs D2 to D4 above where the Authority is satisfied that a tariff or tariffs in respect of which the licensee has treated the units distributed as falling or not falling within one of the categories in paragraphs D2 to D4 above should not be so treated, the Authority shall issue directions to that effect and the tariff or tariffs specified in the directions shall cease to be so treated from the date of issue of the directions or (subject to paragraph 10 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions and shall with effect from such date be treated in such manner as may be specified in the directions.

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

Part E. Calculation of factor in respect of distribution losses

E.1 The terms AL\\t\\ and L\\t\\ which are used in paragraph 3 of Special Condition C (Restriction of distribution charges) shall each be determined using the consistent methodological basis set out in paragraphs E2 to E5 below.

Consistent methodological basis for determination of AL\\t\\ and L\\t\\

E.2 Adjusted distribution losses L\\t\\ in respect of relevant year t shall mean the difference between adjusted bulk supply point purchases (calculated as provided in paragraph E3) and adjusted units distributed (calculated as provided in paragraph E4).

E.3 Adjusted bulk supply point purchases shall be obtained by adjusting the units metered on entry to the licensee's distribution system by:

     (a)  excluding that number of units which is equal to the sum of:

          (i)   EHV units; and

          (ii) units distributed by the licensee for the purpose of supply to premises outside the licensee's distribution services area; and

          (iii) an amount in respect of distribution losses between the bulk supply point and the exit point attributable to the units referred to in (i) and (ii) above, as determined in accordance with the schedule of adjustment factors referred to at sub-paragraph (b) of paragraph 2 of standard condition 4 (Basis of Charges for Use of System and Connection to System:
                Requirements for Transparency); and

     (b) including an amount (in units) to represent the effect of units entering the licensee's distribution system otherwise than at bulk supply points, being the difference between the number of units so entering and the number of units that would have been required to have entered at bulk supply points in their absence (such latter number of units calculated consistently with the principles in respect of distribution losses referred to at sub-paragraph (b) of paragraph 2 of standard

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

          condition 4 (Basis of Charges for Use of System and Connection to
          System: Requirements for Transparency)).

E.4  Adjusted units distributed shall be obtained by:

     (a) calculating all units distributed by the licensee metered during relevant year t at exit points on leaving the licensee's distribution system; and

     (b) deducting therefrom EHV units delivered or deemed to be delivered during relevant year t and units distributed during relevant year t for the purpose of supply to premises outside the licensee's distribution services area; and

     (c) adding thereto an amount equal to the units consumed during relevant year t on the licensee's premises in the distribution services area (insofar as not otherwise taken into account in determining units distributed under sub-paragraph (a) above).

E.5 The allowed distribution losses AL\\t\\ in relevant year t shall be obtained by:

     (a) ascertaining the adjusted units distributed in accordance with paragraph E4;

     (b) multiplying the resulting adjusted units figure by the aggregate of adjusted distribution losses (calculated as provided in paragraph E2) over the 10 preceding relevant years; and

     (c) dividing the product by the aggregate of adjusted units distributed over the same preceding relevant years.

E.6  [Not in use].

E.7  [Not in use].

E.8  [Not in use].

Information to be provided to the Authority

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

E.9 The licensee shall within three months after the entry into force of this licence furnish to the Authority a statement showing the initial relevant loss percentage and the underlying calculations.

E.10 The licensee shall, following the end of each relevant year, furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 7 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions), a statement showing adjusted distribution losses for that relevant year, accompanied by the underlying calculations and (where appropriate) an explanation of any changes in the basis of calculation or estimation thereof.

E.11 Where the Authority is satisfied that any statement or underlying calculation provided has not been drawn up in conformity with paragraphs E2 to E5 above, the Authority may issue directions, and the statement or underlying calculation shall be adjusted with effect from the date of issue of the directions or (subject to paragraph 10 of Special Condition E (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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

Special Condition H: Arrangements relating to supplies to premises within the licensee's distribution services area

1. The licensee shall, as soon as practicable and, in any event, not later than such date as the Authority shall specify, establish relevant supply arrangements.

2. The licensee shall implement and comply with the relevant supply arrangements.

3. The licensee shall, in consultation with relevant suppliers, periodically review (including upon the request of the Authority) the relevant supply arrangements. Following any such review, the licensee shall send to the
     Authority:

     (a)  a report on the outcome of such review;

     (b) any proposed revisions to the relevant supply arrangements as the licensee (having regarding to the outcome of such review) reasonably thinks fit for the achievement of the objective referred to in sub-paragraph (a) of paragraph 10; and

     (c) any written representations or objections from relevant suppliers (including any proposals by such suppliers for revisions to the relevant supply arrangements established in accordance with paragraph 1 not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

4. Revisions to the relevant supply arrangements established in accordance with paragraph 1 proposed by the licensee and sent to the Authority pursuant to paragraph 3 shall require to be approved by the Authority.

5. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 3, and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the relevant supply arrangements in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

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

6. The licensee shall give or send a copy of the relevant supply arrangements to the Authority.

7. The licensee shall (subject to paragraph 8) give or send a copy of the relevant supply arrangements to any person requesting the same.

8. The licensee may make a charge for any copy given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Authority.

9. In establishing, implementing and complying with the relevant supply arrangements the licensee shall not unduly discriminate against or prefer any one or any group of persons in favour of or as against any one other or any other group of persons.

10.  In this Condition:

     "relevant supply arrangements"          means arrangements which the
                                             Authority shall agree to be the
                                             most appropriate for securing the
                                             objective of eliminating barriers
                                             to the economic and efficient
                                             supply of electricity by relevant
                                             suppliers to relevant premises
                                             caused by relevant constraints
                                             (and, where the context admits, it
                                             means such arrangements as from
                                             time to time revised).

     "relevant                               supplier" means a person authorised
                                             to supply electricity to relevant
                                             premises by a licence granted under
                                             Section 6(1)(d) of the Act.

     "relevant premises"                     means premises situated within the
                                             licensee's distribution services
                                             area.

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

     "relevant constraints"                  means constraints arising from the
                                             costs of implementing technical
                                             arrangements for ensuring that the
                                             amount of electricity which is
                                             delivered by or for a relevant
                                             supplier into a system at any given
                                             time for the purpose of giving a
                                             supply to any relevant premises
                                             matches the level of demand of
                                             these relevant premises at that
                                             time.

     "system" means the distribution system of the licensee or any other distribution licensee or the transmission system of an affiliate or related undertaking of the licensee or any other transmission licensee.

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

Special Condition I: The Settlement Agreement for Scotland

1. The licensee shall use its best endeavours, in conjunction and co-operation with Scottish Hydro-Electric Power Distribution Limited:

     (a) to establish, or to procure the establishment by a third party of, a system (the "settlement system") which shall - to the extent required to facilitate the proper functioning of arrangements established in accordance with Special Condition H (Arrangements relating to supplies to premises within the licensee's distribution services area), or as otherwise agreed by the licensee and Scottish Hydro-Electric Power Distribution Limited- fulfil the objects set out at paragraph 2;

     (b) subsequently to operate and maintain, or to procure the subsequent operation and maintenance by a third party of, the settlement system;

     (c) to prepare (or procure the preparation of) a form of agreement, to be known as the Settlement Agreement for Scotland, which shall contain terms on which the settlement system will be made available and shall comply with the other requirements of this Condition; and

     (d) to offer (or procure that a third party offers) to make available the settlement system, pursuant to and in accordance with the Settlement Agreement for Scotland, to any person applying for the use of such system who is an electricity supplier or portfolio generator or is otherwise an appropriate user of the system in accordance with the objects set out at paragraph 2.

2.   The objects set out at this paragraph are:

     (a) to enable electricity suppliers, other than Scottish Power Energy Retail Limited and SSE Energy Supply Limited, to have their volumetric purchases of electricity from portfolio generators and from parties to the Balancing and Settlement Code correctly allocated to them;

     (b) to enable electricity suppliers, other than Scottish Power Energy Retail Limited and SSE Energy Supply Limited, and portfolio generators, other than Scottish Power Generation Limited and SSE Generation Limited, to have their volumetric residual electricity requirements and provisions correctly allocated to them;

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

     (c) to enable electricity suppliers to have their volumetric supplies of electricity to customers correctly allocated to them;

     (d) to facilitate the calculation of accurate information regarding the aggregate amount of electricity provided to Scottish Power Energy Retail Limited by Scottish Power Generation Limited in its capacity as a portfolio generator and to SSE Energy Supply Limited by SSE Generation Limited in its capacity as a portfolio generator;

     (e) to provide for such other matters ancillary to those specified in sub-paragraphs (a) to (d) as are or may be appropriate to facilitate competition in electricity supply in Scotland.

3. The Settlement Agreement for Scotland shall provide - to the extent required to facilitate the proper functioning of arrangements established in accordance with Special Condition H (Arrangements relating to supplies to premises within the licensee's distribution services area), or as otherwise agreed by the licensee and Scottish Hydro-Electric Power Distribution Limited - for the fulfilment of the objects set out at paragraph 2, and shall also comprise provisions (which shall require to be approved in advance by the Authority):

     (a) which relate to the level and method of recovery of charges payable by parties to the Settlement Agreement for Scotland in respect of the establishment, operation and maintenance of the settlement system, such charges to be set so as to reflect the Authority's estimate of the reasonable costs of efficiently establishing, operating and maintaining such a system;

     (b) which provide for the variation of the Settlement Agreement for Scotland following consultation with the parties, or representatives of the parties, to that agreement; and

     (c) by virtue of which the whole or (following consultation with representatives of all of the parties to the agreement) specified parts of the Settlement Agreement for Scotland shall not be capable of variation without the prior approval of the Authority.

4. The licensee shall be a party to and shall comply with the provisions of the Settlement Agreement for Scotland.

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

5.   In this Condition:

     "portfolio generator"                   means any person who:

                                             (a) is authorised to generate
                                                 electricity and owns or
                                                 operates a generating station
                                                 situated in Scotland; or

                                             (b) is authorised to generate or
                                                 supply electricity and is
                                                 contracted to purchase the
                                                 output of one or more
                                                 generating stations situated in
                                                 Scotland.

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

                                   SCHEDULE 1

                                 SPECIFIED AREA


                                  Great Britain

If any part of the specified area is designated under a subsequent licence granted under section 6(1)(e) of the Act, such part shall be excluded from the specified area.

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                                   SCHEDULE 2

                                   REVOCATION

1. The Authority may at any time revoke the licence by giving no less than 30 days' notice (24 hours' notice, in the case of a revocation under sub-paragraph 1(g)) in writing to the licensee:

     (a) if the licensee agrees in writing with the Authority that the licence should be revoked;

     (b) if any amount payable under standard condition 3 (Payments by licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

     (c) if the licensee fails:

         (i) to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

         (ii) to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the

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

               validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

     (d) if the licensee fails to comply with:

         (i) an order made by the Secretary of State under section 56, 73, 74 or 89 of the Fair Trading Act 1973; or

         (ii) an order made by the court under section 34 of the Competition Act 1998;

     (e) if the licensee has not within 5 years after the date on which this licence comes into force, commenced the distribution of electricity to any of the premises within the area specified in Schedule 1 to this licence;

     (f) if the licensee has ceased to distribute electricity to all of the premises within the area specified in Schedule 1 to this licence for a period of 5 years;

     (g) if the licensee:

         (i) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

         (ii) has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act
               1986) of the whole or any material part of its assets or undertaking appointed;

         (iii) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

         (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

         (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

     (h) if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

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

2. For the purposes of sub-paragraph 1(g)(i), section l23(l)(a) of the Insolvency Act 1986 shall have effect as if for "(Pounds)750" there was substituted "(Pounds)100,000,' or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3. The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph 1(g)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

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

                                   SCHEDULE 3

                           DISTRIBUTION SERVICES AREA

1. Scotland (except the area specified in The Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the areas in the north of England supplied prior to 30 March 1990 by the South of Scotland Electricity Board and shown on the twelve boundary maps signed by representatives of South of Scotland Electricity Board, North Eastern Electricity Board and the North Western Electricity Board, and deposited with the Secretary of State for Scotland on 28 March 1990.

2.   In this Schedule "the twelve boundary maps" mean
     O.S. 1:50 000 Second Series, Sheet 80
     O.S. 1:50 000 First Series, Sheets 74 + 75
     O.S. NY 36 NW
     O.S. NY 37 SW
     O.S. NY 37 SE
     O.S. NY 37 NE
     O.S. NY 47 SW
     O.S. NY 47 NW
     O.S. NY 48 SE
     O.S. NY 58 SW
     O.S. NY 58 NW
     O.S. NY 58 NE

                             CONSENTS AND DIRECTIONS

         Consent issued under Condition 20 of Scottish Power UK plc licence now Standard Condition 29 of this licence (01.04.92)

Our Ref: DIR/S/231


1 April 1992

Mr S R Bucknall
Regulation Manager
Scottish Power plc
Cathcart House
Spean Street
GLASGOW
G44 4BE


GENERATION, TRANSMISSION AND PUBLIC ELECTRICITY SUPPLY LICENCE

Part V: Condition 20

Disposal of Relevant Assets

The Director General of Electricity Supply ("the Director") directs that for the purposes of Condition 20 of Part V of the Generation, Transmission and Public Electricity Supply Licence (the "Licence") issued to Scottish Power plc (the "Licensee") on 28 March 1990:

1. The Licensee may dispose of a relevant asset without giving prior notice if:

       (i)   the relevant asset is obsolete or redundant;

       (ii) the disposal is conditional upon possession of, and title to, the relevant asset remaining with the Licensee until such time as the relevant asset is obsolete or redundant; or

       (iii) where the relevant asset comprises only land above or below which an electric line (but not electrical plant) of the licensee is situated, the disposal complies with paragraph 3.

2.     The consent in paragraph 1 shall not apply:

       (i)   in respect of a relevant asset if:-

             (a)   the value of that asset;

             (b) the value of that asset and other related relevant assets which are being or intended to be disposed of at the same time; or

             (c) the value of that asset and other relevant assets which together formed a part of the Licensee's distribution system and are being declared obsolete or redundant at the same time or as part of the same operation, exceeds (pound)100,000 (as amended on 1 April each year by the percentage change in the Retail Price Index since 1 April 1990);

       (ii) in respect of a relevant asset which is obsolete unless an appropriate replacement or alternative arrangement has been installed in the Licensee's distribution system, or is being or is intended to be installed in such a manner that continuity of the function of that system is achieved;

       (iii) where the disposal constitutes a sale and lease back arrangement;

       (iv) where the relevant asset is intended to remain in operational use but not under the operational control of the Licensee and its value exceeds (pound)10,000 (as amended on 1 April each year by the percentage change in the Retail Price Index since 1 April 1990); or

       (v) where the disposal would have the effect of reducing the ability of private electricity suppliers to compete with the Licensee by the use of its system.

3. For the purposes of paragraph 1(iii) the disposal shall be on terms which will permit the electric line (including any replacement thereof) to remain in position for as long as it forms part of the licensee's distribution system under a wayleave, servitude or easement or other legal estate which in any such case includes sufficient rights of access in favour of the Licensee for the purpose of inspection, maintenance, replacement or repair as may reasonably be necessary to enable that line to remain in operation as part of the Licensee's distribution system.

4. The Licensee may without giving prior notice dispose of any relevant asset to a wholly owned subsidiary ("the subsidiary") (as defined in the Companies Act 1985 as amended or re-enacted from time to time) of the Licensee if the Licensee has prior to the disposal delivered to the Director a document duly executed by the subsidiary and the Licensee (in a form capable of being enforced by the Director) undertaking to the Director that:-

       (i) the subsidiary, in respect of the relevant asset, will comply with the provision of Conditions 20 of Part V and Condition 8 of Part II of the Licence as if it were the Licensee; and

       (ii) the Licensee will not cause or permit the subsidiary to cease to be its wholly owned subsidiary without the prior written consent of the Director to the disposal of the relevant asset(s) owned by the subsidiary.

5. The Licensee may without giving prior notice grant to a third party a servitude or easement, wayleave, licence or similar right over any land or property in which the Licensee has a legal or beneficial interest and which is a relevant asset, save where the grant of such a right would have a material adverse effect on the Licensee's ability to use or develop the land for the purposes of the Licensee's Distribution Business.

6. The Licensee may without giving prior notice dispose of any relevant asset to another Licensee provided that:

       (i) the Licensee to whom disposal is made is subject to the provisions of licence conditions equivalent to Conditions 20 of Part V and Condition 8 of Part II of the Licence;

       (ii) the relevant asset will become a relevant asset under those equivalent licence conditions upon disposal;

       (iii) the Licensee will be able to fulfil the duties arising under or by virtue of the Licence after disposal of the relevant asset.

7. The consent contained in paragraphs 1, 4, 5 and 6 relates only to Condition 20 of Part V of the Licence and shall not apply or be deemed to apply for the purpose of any consent or approval which the Director may or may be required to give in relation to a disposal under any other Condition or under the Act.

8.     In this direction:-

       "obsolete" means no longer performs its required function either in an efficient manner or at all through wear and tear, obsolescence, damage, failure, unsafe operation or advances in technology and includes equipment that the Licensee has decided to render obsolete as a result of inspection;

       "prior notice" means a notice to the Director under paragraph 2 of Condition 20 of Part V of the Licence;

       "redundant" means no longer required or necessary in order to enable the Licensee to comply with its obligations under the Act or the Licence in relation to the Licensee's distribution system provided that a relevant asset shall not be regarded as being redundant solely because it is in the ownership or control of a third party;

       "value" means the estimated price that could be expected to be received in the market at the time of disposal;

       and other words and phrases in this Direction which are defined for the purposes of the Licence shall have the same meaning as in the Licence.


       R N IRVINE
       Authorised on behalf of the
       Director General of Electricity Supply

       Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now Standard Condition 39 of this licence (19.04.00)

      Direction given under Condition 9 of Part V of the public electricity supply licence of Scottish Power UK plc

In accordance with paragraph 7 of Condition 9 of Part V of the public electricity supply licence held by Scottish Power UK plc (the Licensee), the Director hereby directs as follows.

The Licensee shall, to the extent that it is not already compliant with its obligations as at 31/st/ March 2000, be relieved of such obligations for the duration of this direction:

..      under paragraphs 2 to 4 of Condition 9 of Part V; and

..      under paragraphs 5 and 6 of Condition 9 of Part V

in each case subject to the terms and conditions set out below.

The Separation Plan

1. The Licensee shall use all reasonable endeavours to comply with the terms of the Separation Plan.

2. The Separation Plan shall be the document attached to this direction as Annex A, as it may be amended from time to time in accordance with paragraphs 7 and 8 below.

3. Where the Separation Plan specifies a date by which an action is to be completed, the Licensee shall use all reasonable endeavours to complete the action by that date.

4. Where the Separation Plan does not specify a date by which an action is to be completed, the Licensee shall use all reasonable endeavours to make progress towards the completion of the action as soon as is reasonably practicable.

5. The Licensee shall report to the Director on its compliance with the terms of the Separation Plan at least once every 3 months during the currency of this direction.

6. The Licensee shall review its compliance with the terms of the Separation Plan, together with the Director and in the light of its reports and of any reports of the Compliance Officer, at least once every 6 months during the currency of this direction.

7. When the Licensee reviews its compliance under paragraph 6 above, or at any other time when there is a material change in the Licensee's circumstances, the Director may (giving his reasons) request that the Licensee review the terms of the Separation Plan with a view to its amendment. The Licensee shall, within 28 days of any such request, propose changes to the relevant part of the Plan. Any such changes shall require to be approved by the Director.

8. The Licensee may at any time request the Director to approve changes to the Separation Plan.

Confidential Information

9. Subject to paragraph 10 below, and save as provided for in the Separation Plan, the Licensee shall not engage for the purposes of the Distribution Business the same employees, agents, advisers, consultants or contractors as are engaged for the purposes of any other business of itself (or any affiliate or related undertaking).

10.    Paragraph 9 above shall not apply insofar as:

       (a) in the case of agents, advisers, consultants or contractors engaged by the Distribution Business and also by any other business of the Licensee (or by any affiliate or related undertaking) ("the appointees"), the Licensee has used all reasonable endeavours to ensure that:

             (i) the Distribution Business does not give any cross-subsidy to or receive any cross-subsidy from that other business; and

             (ii) the appointees cannot have access to confidential information about the Distribution Business unless effective arrangements are maintained in place which prevent the use or disclosure of such information in any way which would obtain a commercial advantage for any other business and that such information is used only for the purpose of the Distribution Business or any external distribution activities of the Licensee;

             or

       (b) in any particular case, the Licensee has obtained the prior written approval of the Director.

Duration and Interpretation

11. The direction in respect of paragraph 2 to 4 of Condition 9 of Part V shall cease to have effect on 31 March 2002. The direction in respect of paragraph 5 to 6 of Condition 9 of Part V shall cease to have effect on 31 March 2002, unless on or before that date the Licensee has demonstrated to the reasonable satisfaction of the Director that it is, and will remain, in compliance with the requirements of paragraph 7(c) of Condition 9 of Part V, in which event this direction shall cease to have effect on 31 March 2005.

12. Words and phrases used in this direction shall, unless the contrary intention appears, have the same meaning as in the public electricity supply licence held by the Licensee.


PAM BARRETT
Authorised on behalf of the Director                               19 April 2000

Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now Standard Condition 39 of this licence and Condition 12 of the public electricity supply licence of Manweb plc (19.04.00)

                            The Electricity Act 1989
                                Sections 6 and 7
       Public Electricity Supply Licences granted to Scottish Power UK plc and Manweb plc
                                    Direction
                                     of the
                     Director General of Electricity Supply

Whereas:-

(1) Scottish Power UK plc ("SP") and Manweb plc ("Manweb") are the holders of public electricity supply licences granted under section 6(1)(c) of the Electricity Act 1989 (the SP and Manweb Licences respectively).

(2)    SP and Manweb are members of the same group of companies.

(3) Condition 9 in Part V of the SP Licence and Condition 12 of the Manweb Licence (the "Conditions") require the Distribution Businesses of SP and of Manweb to have information separation and managerial and operational independence from other businesses of SP and of Manweb.

(4) Paragraph (7) of each of the Conditions provides that the Director may issue a direction relieving each licence holder from certain of its obligations under the Conditions.

(5) SP and Manweb each have requested the Director to issue a direction relieving them from the above mentioned obligations to the extent necessary for the Distribution Businesses of SP and Manweb to be managed and operated as a single business.

(6) In response to the request the Director is satisfied that, having regard to the terms of paragraph (7) of the Conditions, he is entitled to issue directions in the manner hereinafter appearing.

NOW THEREFORE THE DIRECTOR ISSUES THE FOLLOWING DIRECTION -

1. The terms "Distribution Business of SP" and "Distribution Business of Manweb" have the meaning given to the term "Distribution Business" in the SP and Manweb licences respectively.

2. This Direction is issued for the purposes of the paragraphs numbered 7 in both Condition 9 in Part V of the SP licence and Condition 12 of the Manweb Licence.

3. SP and Manweb are relieved of their obligations under paragraphs 1 to 6 of Condition 9 in Part V of the SP licence and Condition 12 of the Manweb Licence respectively to such extent as is necessary for the management and operation of the Distribution Business of SP and the Distribution Business of Manweb to be managed and operated as a single business subject to the conditions that -

       (a) in the case of paragraph 5 and sub-paragraph 6(b) of the Conditions, any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the Distribution Businesses of SP and of Manweb;

             (i) do not involve a cross-subsidy being given to the SP Distribution Business from the Manweb Distribution Business or received from the SP Distribution Business by the Manweb Distribution Business;

             (ii) obtain for the Distribution Businesses, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

             (iii) do not restrict, distort or prevent competition in the generation or supply of electricity; and

       (b) nothing in this Direction shall relieve either SP of Manweb from any obligation in respect of any Separation Plan prepared for the purpose of or in relation to any other Direction given pursuant to paragraph 7 of either of the Conditions.

4.     This Direction shall cease to have effect on the earlier of

       (a) notification by the Director to SP and to Manweb that he is satisfied that there has been a material failure to comply with the condition set out in paragraph 3 above,

       (b)   the Conditions ceasing to have effect, or

       (c) the expiry of 28 days from the date of service on the Director by either SP or Manweb of a request for the revocation of the Direction.

Pam Barrett
Authorised in that behalf by
the Director General of
Electricity Supply


Dated 19.4.2000

         Direction issued under Condition 9 (of Part V) of the public electricity supply licence of Scottish Power UK plc now Standard Condition 39 of this licence; Condition 12 of the public electricity supply licence of Manweb plc and Condition 8A (of Part IV) of the Electricity Transmission Licence granted to Scottish Power UK plc (28.07.00)

                            The Electricity Act 1989
                                Sections 6 and 7
       Electricity Transmission Licence granted to Scottish Power (UK) plc
      Public Electricity Supply Licences granted to Scottish Power (UK) plc and Manweb plc
                                    Direction
                                     of the
                     Director General of Electricity Supply

Whereas -

(1) Scottish Power UK plc ("SP") is the holder of a transmission licence ("the Transmission Licence") granted under section 6(1)(b) of the Electricity Act 1989 ("the Act").

(2) SP and Manweb plc ("Manweb") are the holders of public electricity supply licences granted under section 6(1)(c) of the Act ("the SP PES Licence" and "the Manweb PES Licence" respectively).

(3)    SP and Manweb are members of the same group of companies.

(4) Condition 8 in Part IV of the Transmission Licence ("Condition 8") prohibits SP from disclosing confidential information.

(5) Condition 8A in Part IV of the Transmission Licence ("Condition 8A") requires SP to maintain the full managerial and operational independence of the Transmission Business of SP from other businesses of SP and of its affiliates and related undertakings.

(6) Paragraph (9) of Condition 8A provides that the Director in certain circumstances may issue a direction relieving SP of its obligations under Condition 8 and under paragraphs 1(a), 2 and 8 of Condition 8A to such extent and subject to such terms and conditions as he may specify in that direction.

(7) Condition 9 in Part V of the SP PES Licence ("Condition 9") and Condition 12 of the Manweb PES Licence ("Condition 12") require the Distribution Businesses of SP and of Manweb to have information separation and managerial and operational independence from other businesses of SP and of Manweb.

(8) Paragraph (7) of each of the Condition 9 and Condition 12 provides that the Director in certain circumstances may issue a direction relieving SP and Manweb from certain of their obligations under the Conditions.

(9) SP and Manweb have requested the Director to issue directions relieving them from their above mentioned obligations to the extent necessary for the Transmission and Distribution Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb.

(10) In response to the request the Director is satisfied that, having regard to the terms of paragraph (9) of Condition 8A and to paragraph
         (7) of each of Condition 9 and Condition 12, he is entitled to issue a direction in the manner hereinafter appearing.

NOW THEREFORE THE DIRECTOR ISSUES THE FOLLOWING DIRECTION -

1. Except where the context requires otherwise, any terms used in this direction that are defined in Part 1 of the composite document setting out the generation and public electricity supply licences of SP and the Transmission Licence shall have the meaning given to them in that Part.

2. This direction is issued for the purposes of paragraph (9) of Condition 8A and of paragraph (7) of each of Condition 9 and Condition 12.

3. SP is relieved of its obligations under Condition 8 and paragraphs 1(a), 2 and 8 of Condition 8A and SP and Manweb are relieved of their obligations under paragraphs 1 to 6 of Condition 9 and Condition 12 respectively to such extent as is necessary for the Transmission and Distribution Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb subject to the conditions that-

       (a) any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by the Transmission and Distribution Businesses of SP and the Distribution Businesses of Manweb:

             (i) do not involve a cross-subsidy being given by any one of the Transmission or Distribution Businesses of SP or the Manweb Distribution Business to any other of those businesses;

             (ii) obtain for the Transmission and Distribution Businesses of SP and the Manweb Distribution Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

             (iii) do not restrict, distort or prevent competition in the generation or supply of electricity;

       (b) nothing in this direction shall relieve either SP or Manweb from any obligation in respect of any Separation Plan prepared for the purpose of any of the conditions of the SP and Manweb PES Licences, and

       (c) nothing in this direction shall relieve either SP or Manweb from any obligation imposed on them by Directive 96/92/EC.

4.     This direction shall cease to have effect on the earlier of-

       (a) notification by the Director to SP and to Manweb that he is satisfied that there has been a material failure to comply with the condition set out in paragraph 3 above,

       (b) Condition 8, Condition 8A, Condition 9 or Condition 12 ceasing to have effect, or

       (c) the expiry of 28 days from the date of service on the Director by either SP or Manweb of a request for the revocation of the direction.


       The Official Seal of the Director General of Electricity Supply hereunto affixed is authenticated by


       Charles Coulthard
       Authorised in that behalf by the Director
       General of Electricity Supply


       Date 28 July 2000

         Consent issued under Standard Condition 47 of this licence (01.10.01)

         To SP Distribution Ltd ('the Licensee')
         1 Atlantic Quay
         Glasgow
         G2 8SP

         Consent under Distribution Standard Licence Condition 47

         1. This consent is issued by the Gas and Electricity Markets Authority ('the Authority') to the Licensee under paragraph 1 of the above condition ('the Condition').

         2. The Authority hereby consents to the Licensee being a party to a group registration scheme with HM Customs & Excise for value added tax ('VAT') purposes, subject to the following condition, namely that throughout the period during which such registration subsists, the Licensee shall have the benefit of a legally enforceable undertaking and indemnity from the controlling member of the VAT group in respect of which the registration has been made whereby the Licensee is kept indemnified from any liability to VAT (including interest, penalties and costs) which does not arise out of the authorised business of the Licensee under the Licence but which is claimed against the Licensee as a result of such group registration.

         3. This consent shall have effect on and from the date specified below. It shall remain in effect until the Authority shall withdraw it or replace it by a further consent made under the Condition.

         4. Words and expressions used in this consent have the meaning attributed to them in the said Standard Licence Conditions.


         Dated: 1 October 2001


         Signed


         Charles Coulthard
         Duly authorised in that behalf by the Authority

           Consent issued under Standard Condition 47 of this licence and Annex thereto (01.10.01)

ELECTRICITY DISTRIBUTION LICENCE
STANDARD LICENCE CONDITIONS


To SP Distribution Limited ('the Licensee')
1 Atlantic Quay
Glasgow
G2 8SP

Consent under Standard Distribution Licence Condition 47 (Indebtedness)

1. This consent is issued by the Gas and Electricity Markets Authority ('the Authority') to the Licensee under paragraph 1 of the above condition ('the Condition').

2. The Authority refers to the application from Scottish Power UK plc ('SPUK') to the Authority dated 9 July (and forwarded by fax on 10 July 2001) ('the Application'), and hereby consents to the Licensee giving those guarantees given or to be given in support of or in relation to the borrowings which are referred to or set out in Annex A to the Application, subject to the conditions set out in the Annex to this consent.

3. This consent is given subject to the further condition that no change shall be made to the financial arrangements set out in the Application, or in the parties to them, without the prior written consent of the Authority.

4. This consent shall have effect on and from the date specified below. It shall remain in effect until the Authority shall revoke or replace it by a further consent pursuant to condition 11 in the Annex to this consent.

5. Save where the context otherwise requires, words and expressions used in this consent have the meaning attributed to them in the said Standard Licence Conditions.


Dated 1 October 2001


Signed

Charles Coulthard

duly authorised in that behalf by the Authority

SP Distribution Limited ('the Licensee')

Annex to Consent issued under Standard Licence Condition 47 (Indebtedness) in respect of the Application of the Licensee ('the Application') dated 10 July 2001


The following conditions, in addition to those contained in its distribution licence, are applicable to the Licensee:

1. any guarantee to be provided by the Licensee pursuant to this consent (each an "Upstream Guarantee") is to be in favour of the lender(s) or, as the case may be, contract counter-parties from time to time (or where applicable their nominee or agent as trustee for their interests) under one or more of the borrowing arrangements detailed in Annex A to the Application and directly related derivative contracts;

2. Upstream guarantees may extend only to amounts due and payable from time to time by Scottish Power UK plc ("SPUK") (the "guaranteed indebtedness") under, and in accordance with the terms of, the bank facility, bonds, and notes existing on the date on which SPUK's Transfer Scheme under Schedule 7 to the Utilities Act 2000 becomes effective (the "transfer date"), and to amounts becoming due and payable under, and in accordance with the terms of, derivative contracts from time to time entered into solely for the purpose of hedging interest rate or currency exposures arising under the guaranteed indebtedness ("directly related derivative contracts");

3. Upstream Guarantees may not: (a) extend to amounts becoming due and payable under any extension, renewal or replacement of the bonds and notes other than in respect of amounts refinanced on the same terms as those existing as at the transfer date or upon terms more beneficial to the borrower (save that in no case may the stated maturity of the replacement instrument be later than the stated maturity of the instrument replaced); nor (b) may they cover amounts becoming due and payable under the bank facility if the terms and conditions of such facility are varied after the transfer date in any material respect so as to increase the amounts that may become payable under the bank facility or to extend its term or otherwise to impose additional or more onerous financial obligations on SPUK, nor (c) may they cover any other liabilities whatsoever (unless and to the extent incurred consistently with the conditions of the Licensee's distribution licence or any consent validly issued thereunder);

4. for so long as any Upstream Guarantee remains outstanding, the Licensee is to be fully and effectively indemnified, in a form satisfactory to Ofgem, against any and all costs, expenses, damages and losses it may incur or suffer as a result of any call made, or the performance of any obligation, under an Upstream Guarantee. Such indemnities are to be given by ScottishPower Investments Limited ("Investments"), may not be limited in time or amount, and shall comply with the requirements of paragraphs 5 and 6 below;

5. it shall be a term of the indemnities that Investments has, for so long as the Upstream Guarantees remain in force, an investment grade corporate credit rating from either Standard & Poor's Ratings Group or Moody's Investors Services, Inc. In the event that such a rating is not held, Investments shall take such steps as the Licensee may require in accordance with a direction of the Authority, acting reasonably after consultation with the Licensee, to secure that the value of the indemnities to the Licensee is not materially reduced or, if this is not practicable, that additional or alternative protections are put in place so as to leave the Licensee in a position not materially less favourable to it than that which would have obtained had such rating been held;

6. it shall be a further term of the indemnities that, without prejudice to the requirement in paragraph 5 above, Investments undertakes not without the prior consent of the Authority notified to the Licensee in writing to dispose of or refinance the whole or any major part of its business or assets, or of the business or assets of Manweb plc, unless the proceeds of such sale or refinancing are applied to reduce pro tanto the aggregate amount of the obligations covered by Upstream Guarantees then outstanding or there are put in place alternative or additional indemnity arrangements satisfactory to the Authority, acting reasonably;

7. for so long as any Upstream Guarantee remains outstanding, the Licensee shall, as soon as reasonably practicable, use all reasonable endeavours to obtain release of its obligations thereunder;

8. before any Upstream Guarantee may be entered into, the Licensee shall obtain from SPUK legally enforceable undertakings to the following effect:

     (1) until the occurrence of the Relevant Event (as defined below), SPUK shall not conduct any business nor carry on any activity provided, however, that this undertaking shall not prevent SPUK from

         a) continuing to conduct any business or carry on any activity which it was conducting on the transfer date (or which arises in the ordinary course of any such business or activity) but (without prejudice to the provisions of sub-paragraphs b), c) and d) below) by the date twelve months from the transfer date (or such later date as the Authority may specify to the Licensee in writing) SPUK shall transfer to an affiliate or otherwise cease to conduct or carry on any such business or activity together (so far as reasonably practicable) with all rights and/or obligations of SPUK arising in respect of contracts or other arrangements entered into by SPUK on or prior to such twelve month anniversary which survive such twelve month anniversary. SPUK shall procure an indemnity in respect of any such rights and obligations which are not so transferred in form satisfactory to the Authority from such person or persons as SPUK shall nominate (being in any case not a subsidiary of SPUK and having and agreeing, for so long as any Upstream Guarantee remains outstanding, to maintain an investment grade corporate credit rating) or such other person or persons as the Authority, acting reasonably, shall approve;

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     b)  holding or acquiring shares or other securities in, or making or receiving loans and advances to or from, any body corporate as, or performing the supervisory or management functions of, an investor, nor performing the supervisory or management functions of a holding company in respect of any subsidiary (including, for the avoidance of doubt, the provision of customary corporate services to subsidiaries or holding companies within SPUK's group, including those transport, learning and procurement activities and services currently provided by
         SPUK);

     c) conducting any business or carrying on any activity to which the Authority has given its consent in writing (such consent not to be unreasonably withheld or delayed); or

     d) conducting any other business or carrying on any other activity which, were it carried on by the Licensee, would be de minimis business (as defined in Standard Condition 43 of the Licensee's distribution licence but substituting respectively for the turnover and for the aggregate of share capital, share premium and reserves of the Licensee the equivalent figures for SPUK as shown (in the case of turnover) in its consolidated financial statements or (in the case of share capital and reserves) its unconsolidated financial statements, all at the relevant date);

(2) until the occurrence of the Relevant Event, SPUK shall not enter into nor permit or suffer to exist any guarantee of any obligation nor enter into nor permit or suffer to subsist any agreement to which it is a party containing a cross-default obligation (as defined in Standard Condition 47 of the Licensee's distribution licence) provided, however, that this undertaking shall not prevent SPUK from:

     a) (without prejudice to the provisions of sub-paragraphs b) or c) of this paragraph 8(2)) permitting or suffering to exist any guarantee that was outstanding on the transfer date or entering into further guarantees in

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         respect of similar obligations during the period commencing on the transfer date and ending twelve months thereafter but by the end of such period except with the consent of the Authority previously notified to the Licensee in writing, SPUK must (so far as reasonably practicable) have obtained unconditional release from or otherwise ceased to have any continuing liability whatsoever under such guarantees. SPUK shall procure an indemnity for any such liability which survives the end of such period in a form reasonably satisfactory to the Authority from such person or persons as SPUK shall nominate (being in any case not a subsidiary of SPUK and having and agreeing for so long as any Upstream Guarantee remains outstanding to maintain an investment grade corporate credit rating) or such other person or persons as the Authority, acting reasonably, shall approve;

     b) (without prejudice to the provisions of sub-paragraphs a) or c) of this paragraph 8(2)), permitting or suffering to subsist any agreement subsisting at the transfer date provided that any cross-default obligation therein contained is not referable to the default of any person that is not a wholly-owned subsidiary of SPUK nor (save during the period of twelve consecutive months commencing on the transfer date) to the default of ScottishPower Energy Trading Limited ("SPETL") or of any other person carrying on analogous activities to those carried on by SPETL in succession to SPUK or otherwise;

     c) (without prejudice to the provisions of sub-paragraphs a) or b) of this paragraph 8(2)), entering into or permitting or suffering to exist any agreement containing a cross-default obligation referable solely to a default of the Licensee, SP Transmission Limited or Manweb plc;

(3) until the occurrence of the Relevant Event, SPUK acknowledges that it should have a corporate credit rating no lower than either BBB from Standard & Poor's
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     ratings Group or Baa2 from Moody's Investors Services, Inc. and shall ensure that the aggregate gross principal amount outstanding from time to time in respect of indebtedness for money borrowed by it or amounts in the nature of such indebtedness shall not exceed(pound)5 billion. If at any relevant time SPUK does not hold such credit ratings or exceed such limit it undertakes to procure that the obligations of the Licensee under all Upstream Guarantees then outstanding are fully and effectively indemnified by (i) an unrelated third party (such as a bank or credit insurer), or (ii) any holding company of SPUK (including one as is envisaged in terms of paragraph 12 below), or (iii) subject to approval of the Authority, a subsidiary or holding company of, or a subsidiary of a holding company of, SPUK, in each case having and at all times maintaining an investment grade corporate credit rating;

(4) until the occurrence of the Relevant Event, SPUK shall not without the prior consent of the Authority notified to the Licensee in writing dispose of or refinance the whole or any major part of its business or assets, or of the business or assets of any of its subsidiaries, unless the proceeds of such sale or refinancing are applied to reduce pro tanto the aggregate amount of the obligations covered by Upstream Guarantees then outstanding or there are put in place alternative or additional indemnity arrangements satisfactory to Ofgem acting reasonably;

(5) for the purposes of these undertakings, the Relevant Event shall be the earlier to occur of (a) the first date by which all Upstream Guarantees have been released or the Licensee has otherwise ceased to have any continuing liability thereunder whatsoever, and (b) the date of publication of the annual regulatory accounts of the Licensee and of SP Transmission Limited required by or under their respective licences issued pursuant to the Electricity Act 1989 (as amended) (or, if each is not published on the same day, the later of their respective dates of publication to occur) which first show the total combined indebtedness of the Licensee and of SP Transmission Limited to be below the level that is equivalent to 78% of their combined Regulatory Asset Values (as shown in such accounts or,

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         if not so shown, the equivalent figures at the date to which such accounts are drawn up as certified by the relevant auditors). For these purposes, indebtedness shall include the gross amount of all liabilities for money borrowed by each of the Licensee and SP Distribution Limited and, in addition, the maximum total liability under all guarantees of indebtedness (including Upstream Guarantees) entered into by either of them and then outstanding (taking into account contributions to which either of them may be entitled as against the other in respect of liabilities assumed jointly or jointly and severally), but shall exclude liabilities for money borrowed from SPUK if and to the extent such liabilities are effectively subordinated to all other claims that might be validly brought against the Licensee or, as the case may be, SP Distribution Limited;

     (6) for so long as any Upstream Guarantee remains outstanding, SPUK shall, as soon as reasonably practicable, use its reasonable endeavours to obtain release of its obligations thereunder. For the avoidance of doubt, this undertaking shall not require SPUK to repay any amount or replace any facility before the due date for payment or termination thereof nor agree to any variation in the terms and conditions of any indebtedness covered by an Upstream Guarantee that is prejudicial to SPUK;

9. the Licensee shall provide satisfactory evidence to the Authority that it has obtained the requisite indemnities and undertakings, including certified true copies of the indemnities and Deed of Covenant (or other instrument) setting forth the undertakings and the Licensee shall procure that all such indemnities and undertakings are legally enforceable;

10. the Licensee shall use all reasonable endeavours to enforce its rights under the indemnities and the undertakings, and shall comply with any reasonable directions from the Authority in relation thereto;

11. the Authority reserves the right to, and if so requested by the Licensee shall, review this consent in the light of any material change of circumstance, and, if appropriate (and

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

     having due regard to the nature and extent of any obligations undertaken by the Licensee on the basis of this consent), amend or revoke it;

12. it is acknowledged and agreed that none of the undertakings or restrictions hereby required of SPUK shall in any way prevent or restrict any such actions being undertaken by any holding company from time to time of SPUK (provided SPUK is not thereby prevented from fulfilling its undertakings to the Licensee);

13. in determining the price control limits applicable to the Licensee under its Distribution licence, the Authority shall be entitled to disregard any costs incurred by the Licensee in relation to any Upstream Guarantee or to the indemnities or undertakings or any of them (including legal and other costs relating to any proceedings whether taken by or against the Licensee).

27.9.01

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

  General Consent issued under Standard Condition 29 of this licence (01.10.01)


THE ELECTRICITY ACT 1989 (AS AMENDED)

ELECTRICITY DISTRIBUTION LICENCES

GENERAL CONSENT ISSUED PURSUANT TO STANDARD LICENCE CONDITION 29 (DISPOSAL OF RELEVANT ASSETS) OF THE ELECTRICITY DISTRIBUTION LICENCE

This direction is issued by the Gas and Electricity Markets Authority ('the Authority') under paragraph 3(a)(i) of Condition 29 (Disposal of relevant assets) in the standard licence conditions of the electricity distribution licences granted or treated as granted under section 6(1)(c) of the Electricity Act 1989 (as amended) ('the Act').

The provisions of this direction are applicable to, and available for, every holder ('the licensee') of such an electricity distribution licence ('the licence'). The direction takes effect on and from the date specified below.

The Authority hereby directs that the licensee may enter into an agreement or arrangement whereby operational control of a relevant asset or relevant assets ceases to be under the sole management of the licensee without giving prior notice in any case where the agreement or arrangement (for these purposes called 'the transaction') complies in all respects with the terms set out below:

1. The transaction shall be consistent with all applicable conditions contained in the licence.

2. Any other consent or clearance required under statute or under the licence in respect of the transaction shall have been obtained.

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

3. The transaction shall provide for the supply of a service or the provision of a resource which relates to a relevant asset or relevant assets by a counter-party ('the resource provider') on behalf of the licensee.

4. The resource provider shall be and remain an affiliate of the licensee but shall not be a holding company of the licensee.

5. The transaction shall be effected by contract made between the licensee and the resource provider; such contract shall be binding and enforceable both in Great Britain and in any other jurisdiction in which the resource provider has its principal place of business; and the contract shall contain provisions to the following effect:

     (a) no force majeure or equivalent provision in the contract shall excuse any failure on the part of the licensee, or the resource provider acting on its behalf, to comply with the licensee's statutory or licence obligations unless (and to the extent that) the event or circumstance in question would have excused the licensee under the Act or the licence if it had itself performed the service or provided the resource;

     (b) responsibility for performance of all obligations to which the contract relates shall be clearly specified, subject to the overriding requirement that the licensee remains ultimately responsible for all statutory and licence obligations applicable to the licensee's business;

     (c) the resource provider shall covenant with the licensee to refrain from any action which would then be likely to cause the licensee to breach any of its licence or statutory obligations;

     (d) the resource provider shall disclose to the licensee the basis or bases of all charges for services provided or supplies made pursuant to the contract, together with sufficient information and analysis to support the basis for the calculation of the

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

         total sum payable by the licensee; and the resource provider shall not raise any objection to, or seek to prevent, disclosure of such information to the Authority;

     (e) the licensee shall be free, at any time after the fifth anniversary of the commencement of the contract, without penalty and on reasonable notice, to resource any service or supply from an alternative source of its choosing if more favourable terms become available; and

     (f) the resource provider shall be under obligation to provide to the licensee any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

         (i) to comply with any request by the Authority for information or reports pursuant to Condition 24 (Provisions of Information to the Authority) of the licence (subject to paragraphs 5 and 7 of that condition);

         (ii) to assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

         (iii) to monitor adherence by the resource provider to the terms of the contract.

6. (1) The licensee shall procure from that company or other corporate body which is from time to time the ultimate holding company of the licensee and the resource provider, or from such other corporate body as the Authority may from time to time agree, acknowledgements and legally enforceable undertakings in favour of the licensee in the form annexed to this direction and headed Form A. Such acknowledgements and undertakings shall be obtained within seven days of the company or other corporate body in question ('the covenantor') becoming such ultimate holding company and shall remain in force for so long as the covenantor remains such ultimate holding company.

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

(2) For the purpose of this paragraph "ultimate holding company" means the company or other corporate body which is the holding company of both the licensee and the resource provider and is not itself a subsidiary of another company or corporate body.

(3)  The licensee shall:

     (a) deliver to the Authority evidence (including a copy of the acknowledgements and undertakings) that the licensee has complied with its obligation to procure acknowledgements and undertakings pursuant to this paragraph;

     (b) inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

     (c) comply with any direction from the Authority to enforce any such undertaking.

(4) The licensee shall not, save with the consent in writing of the Authority, obtain or continue to obtain the service or resource in question from the resource provider at any time when:

     (a) the specified acknowledgements and undertakings are not in place; or

     (b) there is an unremedied breach of any undertaking; or

     (c) the licensee is in breach of any direction issued by the Authority under sub-paragraph (3) of this paragraph.

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

7. The consent given by this direction applies only for the purpose of the said Condition 29 and shall not apply or be deemed to apply for any other purpose.

8. Words or phrases in this direction which are defined for the purposes of the licence shall have the same meaning as in the licence.



Dated 1 October 2001



Signed __________________________


Richard Ramsay

duly authorised by the Authority in that behalf

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

ANNEXURE TO THE DIRECTION BY THE GAS AND ELECTRICITY MARKETS AUTHORITY MADE PURSUANT TO STANDARD CONDITION 29 IN THE ELECTRICITY DISTRIBUTION LICENCE ON THE 2001


Form A

Acknowledgements and Undertakings

Acknowledgements

The covenantor acknowledges to the licensee:

(1) that it is in the best interests of the covenantor that the licensee complies with its statutory and licence obligations; and

(2) that all matters relating to the enforcement of the licensee's rights under the relevant contract(s) shall be reserved to the directors of the licensee without regard to other interests.

Undertakings

The covenantor undertakes to the licensee:

(1)  to procure that the resource provider will:

     (a) refrain from any action which would then be likely to cause the licensee to breach any of its statutory or licence obligations;

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

     (b) provide the licensee with any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

         - to comply with any request by the Authority for information or reports pursuant to Condition 24 (Provision of Information to the Authority) of the licence (subject to paragraphs 5 and 7 of that condition);

         - To assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

         - to monitor adherence by the resource provider to the terms of the contract;

     (a) not unduly discriminate in favour of, or against, the licensee in the provision to it of supplies or services; and

     (b) not take any action which would constitute disposal of, or relinquishment of operational control over, any asset to which Condition 29 of the licence applies save in accordance with the requirements of that condition and any consent issued by the Authority under it (other than to the licensee upon the expiry or termination of any relevant contract in accordance with its terms);

(1) to procure that any contract between the licensee and the resource provider shall comply with the requirements set out in the direction to which this form is annexed and shall not be amended so as to cease in any way to be compliant with those requirements; and

(2) to procure that the resource provider has and maintains resources and operating capacity at a level sufficient to ensure efficient performance of the contract and the efficient discharge of the relevant obligations of the licensee.

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

Consent issued under Standard Condition 47 of this licence (20.11.01)

The Company Secretary
SP Distribution Limited
('the Licensee')
1 Atlantic Quay
Glasgow G2 8SP                             Our Ref: CC/jh.0020
                                           Direct Dial: 0141 331 1772
                                           Email: charles.coulthard@ofgem.gov.uk
                                           20 November 2001

Dear Sir,

ELECTRICITY DISTRIBUTION LICENCE
STANDARD LICENCE CONDITIONS

Consent under Standard Licence Condition 47 (Indebtedness)

1. This consent is issued by the Gas and Electricity Markets Authority ('the Authority') to the Licensee under paragraph 1 of the above condition ('the condition').

2. The Authority refers to the application from Scottish Power UK plc ('SPUK') to the Authority dated 9 July (and forwarded by fax on 10 July) 2001 ('the Application'), and to the consent ('the Principal Consent') given by the Authority, subject to the conditions specified therein, on 1 October 2001 to certain guarantees by the Licensee pursuant to the Application.

3. It has been brought to the Authority's notice that the borrowing arrangements specified in the Application contain certain cross-default obligations affecting SPUK pursuant to the Facility Agreement dated 5 June 2001 made between SPUK, Royal Bank of Scotland (as

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

     agent) and Royal Bank of Scotland and others (as lenders) (the 'RBoS Facility'), the effect of which would be, in the absence of consent thereto by the Authority, to constitute a breach of Standard Licence Condition 47 in the Licensee's distribution licence notwithstanding the issue to the Licensee of the Principal Consent.

4. The Authority hereby consents to the inclusion in the borrowing arrangements authorised by the Principal Consent of the cross-default obligations referred to in paragraph 3 above, subject to the two additional conditions set out in paragraphs 5 and 6 below (in addition to those imposed under the Principal Consent), and subject to the modification of the Principal Consent, in its application to such cross-default obligations, specified in paragraph 7 below.

5. Within seven days of the date of this consent, the Licensee shall have obtained from SPUK (in addition to the undertakings required under the Principal Consent) enforceable undertakings in favour of the Licensee to the effect that:

     (a) until the occurrence of a Relevant Event or until the date on which the RBoS Facility determines or is renegotiated on a basis satisfactory to the Authority (whichever is the earlier to occur), and for so long as Thus plc ('Thus') is a Subsidiary of SPUK (within the meaning of the RBoS Facility), SPUK shall:

         (i) procure that Thus does not at any time have any Borrowings (within the meaning of the RBoS Facility) to which Clause 19.5 of the RBoS Facility applies, save Borrowings (as so defined) from SPUK;

         (ii) not make any demand on or exercise any right (other than the exercise of any right to withhold the making of further advances or to extend further credit to Thus) against Thus which would, or would then be likely to, cause an Event of Default (within the meaning of Clause 19 of the RBoS Facility) to occur; and

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

         (iii) undertake that, if on the date which is twelve months after the date of this consent Thus remains a Principal Subsidiary of SPUK (within the meaning of the RBoS Facility) SPUK shall forthwith transfer to an affiliate or related undertaking which is not and does not thereafter become a subsidiary of SPUK or otherwise dispose of its investment in Thus in such manner as to ensure that Thus ceases forthwith to be, and does not again become, such a Principal Subsidiary; and

     (b) for so long as SPUK is a party to any agreement containing a cross-default obligation permitted by condition 8(2)(b) in the Annex to the Principal Consent (as modified by this consent) SPUK shall procure that, in respect of all its subsidiaries other than Thus, SPUK holds a majority of the voting rights and has the power to appoint or remove a majority of the directors of those subsidiaries.

6. Within seven days of the date of this consent the Licensee shall have obtained from Scottish Power plc ('Holdco') enforceable undertakings in favour of the Licensee to the effect that until the occurrence of a Relevant Event or until the date on which the RBoS Facility determines or is re-negotiated on a basis satisfactory to the Authority (whichever is the earlier to occur), Holdco shall not:

     (a) incur or permit or suffer to subsist any Borrowings (within the meaning of the RBoS Facility) to which Clause 19.5 of the RBoS Facility applies save that for a period of twelve consecutive months commencing on the Transfer Date Holdco may permit or suffer to subsist any Borrowings to which such clause applies as were outstanding on the Transfer Date (but no others); nor

     (b) enter into a Guarantor Accession Agreement or otherwise become an Obligor (within the meaning of the RBoS Facility).

7. Under paragraph 8(2) in the Annex to the Principal Consent the Licensee is under obligation to obtain an undertaking from SPUK not to enter into nor permit or suffer to

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     subsist as any agreement containing a cross default obligation (as there defined), save that under sub-paragraph 8(2)(b) SPUK may permit or suffer to subsist certain agreements provided that any cross-default obligation therein contained is not referable to the default of any person that is not a wholly-owned subsidiary of SPUK. Notwithstanding this provision, SPUK shall not be in breach of its obligations under the said paragraph 8(2) if the default in relation in relation to which the cross-default obligation is referable is that of a subsidiary of SPUK which is not a wholly-owned subsidiary of SPUK, so long as SPUK is and remains in compliance with the provisions of paragraph 5(b) of this consent in relation to the subsidiary in question.

8. The Licensee shall comply with the requirements of paragraphs 9 and 10 in the Annex to the Principal Consent in relation to the undertakings required by this consent.

9. This consent shall be deemed to have come into effect on and from the 1 October 2001. It shall remain in effect for so long as the Principal Consent continues in force.

10. Save where the context otherwise requires or this consent specifies otherwise, words and expression used in this consent have the meaning attributed to them in the Principal Consent.

Dated             November 2001


Signed

duly authorised in that behalf by the Authority


DLF 6.11.01

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